UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A)

OF THE SECURITIES EXCHANGE ACT OF 1934

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ALTAIR ENGINEERING INC.

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(Name(s) of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ALTAIR ENGINEERING INC.

1820 East Big Beaver Road

Troy, Michigan 48083

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on May 20, 2021

To the Stockholders of

Altair Engineering Inc.

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Altair Engineering Inc. (the “Company”) to be held on Thursday, May 20, 2021 at 1:00 p.m. Eastern Time. In light of the coronavirus and governmental decrees that in-person gatherings be limited, and in the best interests of public health and the health and safety of our stockholders, employees and Board of Directors, we are planning to hold the Annual Meeting virtually via the Internet at www.virtualshareholdermeeting.com/ALTR2021. You will not be able to attend the Annual Meeting at a physical location. At the Annual Meeting, stockholders will act on the following matters:

•	To elect one director nominee to serve as a Class I director for a three-year term expiring at the annual meeting of stockholders in 2024;

•	To approve the Altair Engineering Inc. 2021 Employee Stock Purchase Plan;

•	To vote, on an advisory basis, on the executive compensation of the Company’s Named Executive Officers as described in the attached proxy statement;

•	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2021; and

•	To consider any other matters that may properly come before the Annual Meeting.

Only stockholders of record at the close of business on March 25, 2021 are entitled to receive notice of and to vote at the Annual Meeting or any postponement or adjournment thereof.

Your vote is important. Whether or not you plan to attend the meeting, please vote electronically via the Internet or by telephone, or, if you requested paper copies of the proxy materials, please complete, sign, date and return the accompanying proxy card or voting instruction card in the enclosed postage-paid envelope. If you attend the meeting and prefer to vote in person, you may do so even if you have already voted your shares. You may revoke your proxy in the manner described in the proxy statement at any time before it has been voted at the meeting.

By Order of the Board of Directors

/s/ James R. Scapa

James R. Scapa

Chairman and Chief Executive Officer

April 9, 2021

Troy, Michigan

GENERAL INFORMATION	1

PROPOSAL 1: TO ELECT ONE DIRECTOR, AS A CLASS I DIRECTOR, TO SERVE A THREE-YEAR TERM EXPIRING AT THE ANNUAL MEETING IN 2024 AND UNTIL HER SUCCESSOR HAS BEEN DULY ELECTED AND QUALIFIED	7

CORPORATE GOVERNANCE MATTERS	10

EXECUTIVE OFFICERS	15

EXECUTIVE COMPENSATION	18

DIRECTOR COMPENSATION	46

REPORT OF THE AUDIT COMMITTEE	47

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	48

TRANSACTIONS WITH RELATED PERSONS	51

PROPOSAL 2: APPROVAL OF THE ALTAIR ENGINEERING INC. 2021 EMPLOYEE STOCK PURCHASE PLAN	53

PROPOSAL 3: ADVISORY VOTE ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS	58

PROPOSAL 4: RATIFICATION OF THE APPOINTMENT OF OUR REGISTERED PUBLIC ACCOUNTING FIRM	59

STOCKHOLDER PROPOSALS	61

ANNUAL REPORT	61

HOUSEHOLDING OF ANNUAL MEETING MATERIALS	61

OTHER MATTERS	62

APPENDIX A	A-1

APPENDIX B	B-1

ALTAIR ENGINEERING INC.

PROXY STATEMENT

FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

This proxy statement contains information related to the Annual Meeting of Stockholders to be held on Thursday, May 21, 2021 at 1:00 p.m. Eastern Time. In light of the coronavirus and governmental decrees that in-person gatherings be limited, and in the best interests of public health and the health and safety of our stockholders, employees and Board of Directors, we are planning to hold the Annual Meeting virtually via the Internet, or at such other time and place to which the Annual Meeting may be adjourned or postponed. In order to attend our Annual Meeting, you must log in to www.virtualshareholdermeeting.com/ALTR2021 using the 16-digit control number on the Notice, proxy card or voting instruction form that accompanied the proxy materials.

Proxies for the Annual Meeting are being solicited by Altair’s Board of Directors (the “Board”). This proxy statement is first being made available to stockholders on or about April 9, 2021.

Important Notice of Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 21, 2021.

Our proxy materials including our Notice of Internet Availability of Proxy Materials, Proxy Statement for the 2021 Annual Meeting, our annual report for the fiscal year ended December 31, 2020 and proxy card are available on the Internet at www.proxyvote.com. Under Securities and Exchange Commission rules, we are providing access to our proxy materials by notifying you of the availability of our proxy materials on the Internet.

In this Proxy Statement, the terms “Altair,” “we,” “us,” and “our” refer to Altair Engineering Inc. The mailing address of our principal executive offices is Altair Engineering Inc., 1820 East Big Beaver Road, Troy, Michigan 48083.

About the Meeting

Why are we calling this Annual Meeting?

We are calling the Annual Meeting to seek the approval of our stockholders:

•	To elect one director nominee to serve as a Class I director for a three-year term expiring at the annual meeting of stockholders in 2024;

•	To approve the Altair Engineering Inc. 2021 Employee Stock Purchase Plan;

•	To vote, on an advisory basis, on the executive compensation of the Company’s Named Executive Officers as described in this proxy statement;

•	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2021; and

•	To consider any other matters that may properly come before the Annual Meeting.

What are the Board’s recommendations?

Our Board believes that the election of the director nominee identified herein, the approval of the Altair Engineering Inc. 2021 Employee Stock Purchase Plan and the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2021 are advisable and in the best interests of Altair and its stockholders and recommends that you vote FOR these proposals. Our Board believes that the compensation of our named executive officers for the year ended December 31, 2020, as described in this proxy statement, was appropriate and recommends that you vote FOR the resolution to approve that compensation. If you are a stockholder of record and you return a properly executed proxy card or vote by proxy over the Internet but do not mark the boxes showing how you wish to vote, your shares will be voted in accordance with the recommendations of the Board, as set forth above. With respect to any other matter that properly comes before our Annual Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, at their own discretion.

Who is entitled to vote at the meeting?

Only holders of record of our Class A common stock and Class B common stock at the close of business on the record date, March 25, 2021, are entitled to receive notice of the Annual Meeting and to vote either class of our common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each share of Class A common stock is entitled to one vote on each proposal and each share of Class B common stock is entitled to ten votes on each proposal.

As of the record date, there were 45,422,380 shares of our Class A common stock outstanding and 29,600,192 shares of our Class B common stock outstanding. Our Class A common stock and Class B common stock will vote as a single class on all matters described in this proxy statement. Our Class A common stock and Class B common stock are collectively referred to in this proxy statement as our common stock.

Who can attend the meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. Attendance at the Annual Meeting shall solely be via the Internet at www.virtualshareholdermeeting.com/ALTR2021 using the 16-digit control number on the Notice, proxy card or voting instruction form that accompanied the proxy materials. Stockholders will not be able to attend the Annual Meeting at a physical location.

The live webcast of the Annual Meeting will begin promptly at 1:00 pm Eastern Time. Online access to the audio webcast will open approximately 30 minutes prior to the start of the Annual Meeting to allow time for our stockholders to log in and test their devices’ audio system. We encourage our stockholders to access the meeting in advance of the designated start time.

An online portal will be available to our stockholders at www.proxyvote.com commencing approximately on or about April 9, 2021. By accessing this portal, stockholders will be able to vote in advance of the Annual Meeting. Stockholders may also vote, and submit questions, during the Annual Meeting on www.virtualshareholdermeeting.com/ALTR2021. To demonstrate proof of stock ownership, you will need to enter the 16-digit control number received with your Notice, proxy card or voting instruction form to submit questions and vote at our Annual Meeting. If you hold your shares in “street name” (that is, through a broker or other nominee), you will need authorization from your broker or nominee in order to vote. We intend to answer questions submitted during the meeting that are pertinent to the Company and the items being brought for stockholder vote at the Annual Meeting, as time permits, and in accordance with the Rules of Conduct for the Annual Meeting. To promote fairness, efficiently use the Company’s resources and ensure all stockholder questions are able to be addressed, we will respond to no more than three questions from a single stockholder. We have retained Broadridge Financial Solutions to host our virtual annual meeting and to distribute, receive, count and tabulate proxies.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of a majority of the voting power of all issued and outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum for our meeting. Signed proxies received but not voted and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

Your vote is important. Instead of mailing a printed copy of our proxy materials to all of our stockholders, we provide access to these materials via the Internet. This reduces the amount of paper necessary to produce these materials as well as the costs associated with mailing these materials to all stockholders. Accordingly, on or about April 9, 2021, we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders of record on our books at the close of business on the record date and will post our proxy materials at www.proxyvote.com. Stockholders may choose to access our proxy materials at www.proxyvote.com or may request to receive a printed set of our proxy materials. In addition, the Notice and that website provide information regarding how you may request to receive proxy materials in printed form by mail, or electronically by email, on an ongoing basis.

You may vote on the Internet, by telephone, by mail or by attending the Annual Meeting and voting electronically, all as described below. The Internet and telephone voting procedures are designed to authenticate stockholders by use of a control number and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to return your proxy card or voting instruction card.

Vote on the Internet

If you are a stockholder of record, you may submit your proxy by going to www.proxyvote.com and following the instructions provided in the Notice. If you requested printed proxy materials, you may follow the instructions provided with your proxy materials and on your proxy card. If your shares are held with a broker, you will need to go to the website provided on your Notice or voting instruction card. Have your Notice, proxy card or voting instruction card in hand when you access the voting website. On the Internet voting site, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you can also request electronic delivery of future proxy materials. Internet voting facilities are available now and will be available 24 hours a day until 11:59 p.m., Eastern Time, on May 19, 2021.

Vote by Telephone

If you are a stockholder of record, you can also vote by telephone by dialing 1-800-690-6903. If your shares are held with a broker, you can vote by telephone by dialing the number specified on your voting instruction card. Have your proxy card or voting instruction card in hand when you call. Telephone voting facilities are available now and will be available 24 hours a day until 11:59 p.m., Eastern Time, on May 19, 2021.

Vote by Mail

If you have requested printed proxy materials, you may choose to vote by mail, by marking your proxy card or voting instruction card, dating and signing it, and returning it in the postage-paid envelope provided. If the envelope is missing and you are a stockholder of record, please mail your completed proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If the envelope is missing and your shares are held with a broker, please mail your completed voting instruction card to the address specified therein. Please allow sufficient time for mailing if you decide to vote by mail as it must be received by 11:59 p.m. on May 19, 2021.

Please note that if you received a Notice of Internet Availability, you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote on the Internet and how to request paper copies of the proxy materials.

Voting at the Annual Meeting

You will have the right to vote at the Annual Meeting.

You will have the right to vote on the day of, or during, the Annual Meeting on www.virtualshareholdermeeting.com/ALTR2021. To demonstrate proof of stock ownership, you will need to enter the 16-digit control number received with your Notice, proxy card or voting instruction form to vote at our Annual Meeting.

Even if you plan to attend our Annual Meeting remotely, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend our Annual Meeting.

The shares voted electronically, telephonically, or represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting.

What if I vote and then change my mind?

You may revoke your proxy at any time before it is exercised by:

•	filing with the Secretary of Altair a notice of revocation;

•	submitting a later-dated vote by telephone or on the Internet;

•	sending in another duly executed proxy bearing a later date; or

•	attending the Annual Meeting remotely and casting your vote in the manner set forth above.

Your latest vote will be the vote that is counted.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote at the Annual Meeting.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker as to how to vote and are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote these shares unless you obtain a signed proxy from the record holder giving you the right to vote the shares. If you do not vote your shares or otherwise provide the stockholder of record with voting instructions, your shares may constitute broker non-votes. The effect of broker non-votes is more specifically described in “What vote is required to approve each proposal?” below.

What vote is required to approve each proposal?

The holders of a majority of the voting power of the common stock issued and outstanding on the record date must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. Pursuant to Delaware corporate law, abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present.

With respect to the first proposal (election of a Class I director), the director will be elected by a plurality of the voting power of the shares of our common stock present or represented by proxy and entitled to vote, and the director nominee who receives the greatest number of votes at the Annual Meeting will be elected. As a result, abstentions and “broker non-votes” (see below), if any, will not affect the outcome of the vote on the first proposal.

With respect to the second, third and fourth proposals, to approve the Altair Engineering Inc. 2021 Employee Stock Purchase Plan, to cast an advisory vote on executive compensation and to ratify the appointment of Ernst & Young LLP, respectively, and the approval of any other matter that may properly come before the Annual Meeting, the affirmative vote of a majority of the voting power of the shares of our common stock present or represented by proxy and entitled to vote, is required to approve these proposals. As a result, abstentions will have the same practical effect as a negative vote on these proposals, and “broker non-votes” (see below), if any, will not affect the outcome of the vote on these proposals.

Holders of the common stock will not have any dissenters’ rights of appraisal in connection with any of the matters to be voted on at the meeting.

What are “broker non-votes”?

Banks and brokers acting as nominees are permitted to use discretionary voting authority to vote proxies for proposals that are deemed “routine” by the New York Stock Exchange, but are not permitted to use discretionary voting authority to vote proxies for proposals that are deemed “non-routine” by the New York Stock Exchange. The determination of which proposals are deemed “routine” versus “non-routine” may not be made by the New York Stock Exchange until after the date on which this proxy statement has been mailed to you. As such, it is important that you provide voting instructions to your bank, broker or other nominee, if you wish to determine the voting of your shares. If the New York Stock Exchange determines a proposal to be “non-routine,” failure to vote, or to instruct your broker how to vote any shares held for you in your broker’s names, will have the same effect as a vote against such proposal.

A broker “non-vote” occurs when a proposal is deemed “non-routine” and a nominee holding shares for a beneficial owner does not have discretionary voting authority with respect to the matter being considered and has not received instructions from the beneficial owner.

The election of a director (Proposal No. 1), the approval of the Altair Engineering Inc. 2021 Employee Stock Purchase Plan (Proposal No. 2) and the advisory vote on executive compensation (Proposal No. 3) are generally not considered to be a “routine” matter and brokers are not permitted to vote on these matters if the broker has not received instructions from the beneficial owner. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares. The ratification of our independent registered public accounting firm (Proposal No. 4) is generally considered to be a “routine” matter, and hence your brokerage firm may be able to vote on Proposal No. 4 even if it does not receive instructions from you, so long as it holds your shares in its name.

How are we soliciting this proxy?

We are soliciting this proxy on behalf of our Board and will pay all expenses associated therewith. Some of our officers and other employees also may, but without compensation other than their regular compensation, solicit proxies by mail or personal conversations, or by telephone, facsimile or other electronic means.

We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of the capital stock and to obtain proxies.

PROPOSAL 1: TO ELECT ONE DIRECTOR, AS A CLASS I DIRECTOR, TO SERVE A THREE-YEAR TERM EXPIRING AT THE ANNUAL MEETING IN 2024 AND UNTIL HER SUCCESSOR HAS BEEN DULY ELECTED AND QUALIFIED

Our Board is divided into three classes: Class I, Class II and Class III, with each class serving a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

Our Board presently has seven members. There are three directors in the class (Class I) whose term of office expires in 2021 – Dr. Mary Boyce, Brett Chouinard and Jan Kowal. Messrs. Chouinard and Kowal are not standing for reelection at the Annual Meeting. As a result, the size of the Board will be reduced to five members immediately prior to the Annual Meeting. Dr. Mary Boyce has been nominated for reelection as a Class I director at the Annual Meeting.

Dr. Boyce is currently a director of Altair. If elected at the Annual Meeting, Dr. Boyce would serve until the 2024 annual meeting and until her successor has been duly elected and qualified, or, if sooner, until her death, resignation or removal.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Stockholders may not vote, or submit a proxy, for a greater number of nominees than the one nominee named below. The nominee receiving the highest number of affirmative votes will be elected. Unless otherwise directed, shares represented by executed proxies will be voted for the election of the nominee named below. If the director nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by our Board. Dr. Boyce has agreed to serve if elected. Our management has no reason to believe that Dr. Boyce will be unable to serve.

Class I Nominee for Election for a Term Expiring at the 2024 Annual Meeting

The following table sets forth the name, age, position and tenure of our Class I director who is up for re-election at the 2021 Annual Meeting for a term expiring at the 2024Annual Meeting:

Name	Age	Position(s)	Served as a Director Since
Dr. Mary Boyce	62	Director	2018

The following biographical descriptions set forth certain information with respect to Dr. Boyce, based on information furnished to Altair by such director nominee.

Dr. Mary Boyce has served as a member of our board of directors since April 2018. Dr. Boyce is the chair of our technology committee, a role she has held since October 2018, and a member of our nominating and corporate governance committee, a role she has held since August 2018. Dr. Boyce is Dean of The Fu Foundation School of Engineering and Applied Science at Columbia University in the City of New York, where she is also the Morris A. and Alma Schapiro Professor of Engineering. Prior to joining Columbia University in 2013, Dr. Boyce served on the faculty of the Massachusetts Institute of Technology (“MIT”) for over 25 years, leading the Mechanical Engineering Department from 2008 to 2013. She holds a BS degree in engineering science and mechanics from Virginia Tech, and MS and Ph.D. degrees in mechanical engineering from MIT. Dr. Boyce’s research focuses on materials and mechanics, particularly in the areas of multi-scale and nonlinear mechanics of polymers and soft composites, and her work has been documented in over 170 archival journal articles spanning materials, mechanics, and physics. She has mentored over 40 M.S. thesis students and over 25

Ph.D. students and has been widely recognized for her scholarly contributions, including election as a fellow of the American Society of Mechanical Engineers, the American Academy of Arts and Sciences, and the National Academy of Engineering. We believe Dr. Boyce is qualified to serve on our board of directors because of her extensive leadership experience and because she is a distinguished engineer and academic leader in the field of engineering.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE CLASS I DIRECTOR NOMINEE.

Continuing Directors

The following table sets forth the name, age, position and tenure of the directors who are serving for terms that end following the Annual Meeting.

Name of Director	Age	Position	Served as an Officer or Director Since
Class II Directors:
Trace Harris	55	Director	2016
Richard Hart	56	Director	2017
Class III Directors:
James R. Scapa	64	Chairman and Chief Executive Officer	1985
Steve Earhart	72	Director	2011

The following biographical descriptions set forth certain information with respect to directors who are serving for terms that end following the Annual Meeting, based on information furnished to Altair by each director.

Class II Directors Continuing in Office until the 2022 Annual Meeting

Trace Harris has served as a member of our Board since August 2016. Ms. Harris is the chair of our compensation committee, a role she has held since January 2017, and a member of our audit committee, a role she has held since August 2018. She also served as a member of our nominating and corporate governance committee from April 2017 through August 2018. Ms. Harris currently is a principal at T Harris LLC, which provides strategy and financial consulting, a position she has held since November 2014. Prior to that, she worked at A-List Services, LLC, an educational services provider, from January 2017 through January 2019, most recently as interim chief executive officer and chief financial officer. Prior to that, Ms. Harris spent 13 years, between September 2001 and November 2014, working in various roles at Vivendi SA, most recently serving as senior vice president, strategy, finance and business innovation. Since March 2021, Ms. Harris has served as a director of Anzu Special Purpose Acquisition Corp. I, a public special purpose acquisition company (Nasdaq: ANZUU). Ms. Harris holds a bachelor’s degree in economics from Stanford University and a master’s degree in business administration with a concentration in finance from the Yale School of Management. We believe Ms. Harris is qualified to serve on our board of directors because of her significant corporate finance, operational and business experience.

Richard Hart has served as a member of our Board since April 2017. Mr. Hart is the chair of our nominating and corporate governance committee, and a member of our audit committee, roles he has held since April 2017. He has served as Interim Chief Executive Officer of Vitech, Inc., a private software company, since March 2021, and has served as a director of that company since December 2019. He served as a consultant to various companies during the period from November 2018 until he joined Vitech, Inc. Mr. Hart served as the Chief Strategy Officer of Guidewire Software, Inc., a publicly-traded software company, from March 2018 through November 2018 and served as Guidewire’s Chief Financial Officer from March 2015 through March 2018 (NYSE: GWRE). Since February 2016, Mr. Hart has served as a member of the board of directors of Wonolo, Inc., a private on-demand staffing platform. Since January 2021, Mr. Hart has served as a director of Poema Global Holding Corp., a public special purpose acquisition company (Nasdaq: PPGH). Mr. Hart was a managing director at Deutsche Bank from May 2004 through November 2013. Mr. Hart holds a bachelor’s degree in physics from the University of Pennsylvania and a juris doctorate degree from the New York University School of Law. We believe Mr. Hart is qualified to serve on our board of directors because of his significant corporate finance, legal and business experience.

Class III Directors Continuing in Office until the 2023 Annual Meeting

James R. Scapa co-founded our company and has served as Chairman of our Board and our chief executive officer since 1992. Prior to his role as our chief executive officer, Mr. Scapa served as secretary and treasurer since our inception in 1985. Mr. Scapa holds a bachelor’s degree in mechanical engineering from Columbia University and a masters of business administration degree from the University of Michigan. We believe that the perspective and experience that Mr. Scapa brings as our chief executive officer and founder uniquely qualifies him to serve as the Chairman of our board of directors. Mr. Scapa is the father of Stephanie Buckner, who became an executive officer of our company in 2021.

Steve Earhart has served as a member of our Board since May 2011. Mr. Earhart is the chair of our audit committee, a position he has held since January 2016, and a member of our compensation committee, a position he has held since January 2015. Mr. Earhart served as a member of the board of directors and audit committee chair of Mi9 Retail, Inc., a private company providing enterprise software solutions to retailers, a position he held from December 2017 to October 2018. Mr. Earhart served as chief financial officer of World Kitchen, LLC, a branded consumer products company, from April 2012 to January 2017. From December 2007 to June 2010, Mr. Earhart served as executive vice president and chief financial officer of Torex Retail Holdings, Ltd., a retail software provider based in the United Kingdom. Mr. Earhart is a certified public accountant and holds a bachelor’s degree in business and accounting from the University of Illinois and a master’s degree in business administration from the University of Wisconsin. We believe Mr. Earhart is qualified to serve on our board of directors because of his significant corporate finance, operational and business experience gained from holding senior executive positions at both publicly-traded and private technology and consumer companies.

CORPORATE GOVERNANCE MATTERS

Board of Director Composition

Our Board currently consists of seven members. Our directors hold office until their successors have been elected and qualified or until the earlier of their resignation or removal.

We have no formal policy regarding board diversity. Our priority in selection of board members is identification of members who will further the interests of our stockholders through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business and understanding of the competitive landscape.

Board of Director Meetings

Our Board met 13 times in 2020. Each director attended at least 75% of the aggregate of (i) the total number of meetings of our Board (held during the period for which such director served on the Board) and (ii) the total number of meetings of all committees of our Board on which such director served (during the periods for which the director served on such committee or committees). Altair does not have a formal policy requiring members of the Board to attend our annual meetings. All directors attended the 2020 annual meeting of stockholders, which was held remotely.

Director Independence

Because Mr. Scapa controls a majority of our outstanding voting power, we qualify as a “controlled company” under the corporate governance rules of the NASDAQ Stock Market LLC, or NASDAQ. Therefore, we are not required to have a majority of our Board be independent, nor are we required to have an independent compensation committee or an independent nominating function. Notwithstanding our “controlled company” status, we intend to comply with the majority independence and independent compensation committee and nominating function requirements. Regardless of whether we qualify as a “controlled company”, we are required to have a fully independent audit committee subject to certain transition rules. Additionally, audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Under the rules of the Nasdaq Global Select Market, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be independent, compensation committee members must not have a relationship with the issuer that is material to the director’s ability to be independent from management in connection with the duties of a compensation committee member.

In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee, accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or be an affiliated person of the listed company or any of its subsidiaries.

Our Board has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, our Board determined that Messrs. Earhart, Hart and Kowal, who is not standing for reelection at the Annual Meeting, and Ms. Harris and Dr. Boyce do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and the listing requirements and rules of the Nasdaq Global Select Market. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and any transactions involving them described in the section entitled “Transactions with Related Persons.”

Board Committees

Audit Committee

Our audit committee currently consists of Messrs. Earhart, as chair, and Hart and Ms. Harris, each of whom is “independent” as that term is defined under applicable SEC rules and NASDAQ listing standards. Our Board has determined that Mr. Earhart qualifies as an audit committee financial expert within the meaning of SEC regulations and The NASDAQ Marketplace Rules. In making this determination, our Board has considered the formal education and nature and scope of his previous experience, coupled with past and present service on various audit committees. Our audit committee assists our Board in its oversight of our accounting and financial reporting process and the audits of our financial statements.

Our audit committee’s responsibilities include:

•	selecting and hiring our independent registered public accounting firm;

•	evaluating the performance and independence of our independent registered public accounting firm;

•	approving the audit and pre-approving any non-audit services to be performed by our independent registered public accounting firm;

•	reviewing our financial statements and related disclosures and reviewing our critical accounting policies and practices;

•	reviewing the adequacy and effectiveness of our internal control policies and procedures and our disclosure controls and procedures;

•	overseeing procedures for the treatment of complaints on accounting, internal accounting controls or audit matters;

•	reviewing and discussing with management and the independent registered public accounting firm the results of our annual audit, our quarterly financial statements and our publicly filed reports;

•	reviewing and approving in advance any proposed related-person transactions;

•	reviewing and discussing with management and the independent registered public accounting firm, if applicable, our guidelines and polices for risk assessment and risk management; and

•	preparing the audit committee report that the SEC requires in our annual proxy statement.

All audit services to be provided to us and all non-audit services to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

Our audit committee operates pursuant to a charter that is available on our website at http://investor.altair.com under the Governance section. Our audit committee met 12 times in 2020.

Compensation Committee

Our compensation committee currently consists of Ms. Harris, as chair, and Messrs. Earhart and Kowal, who is not standing for reelection at the annual meeting, each of whom is “independent” as that term is defined under applicable SEC rules and NASDAQ listing standards. Our compensation committee assists our Board in the discharge of its responsibilities relating to the compensation of our executive officers. Our compensation committee’s responsibilities include:

•

reviewing and approving our chief executive officer’s and other executive officers’ annual base salaries, incentive compensation plans, including the specific goals and amounts, equity compensation, employment agreements, severance arrangements and change in control agreements and any other benefits, compensation or arrangements;

•	administering our equity compensation plans;

•	overseeing our overall compensation philosophy, compensation plans and benefits programs; and

•	preparing any compensation committee report that the SEC may require in our annual proxy statement.

Our compensation committee operates pursuant to a charter that is available on our website at http://investor.altair.com under the Governance section. Our compensation committee met 13 times in 2020.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee currently consists of Messrs. Hart, as chair, and Kowal, who is not standing for reelection at the Annual Meeting, and Dr. Boyce, each of whom is “independent” as that term is defined under applicable NASDAQ listing standards. The nominating and corporate governance committee’s responsibilities include:

•	evaluating and making recommendations regarding the composition, organization and governance of our Board and its committees;

•	evaluating and making recommendations regarding the creation of additional committees or the change in mandate or dissolution of committees;

•	developing and monitoring a set of corporate governance guidelines and compliance with laws and regulations; and

•	reviewing and approving conflicts of interest of our directors and officers, other than related-person transactions reviewed by the audit committee.

Our nominating and corporate governance committee operates pursuant to a charter that is available on our website at http://investor.altair.com under the Governance section. Our nominating and corporate governance committee met 4 times in 2020.

Technology Committee

Our technology committee currently consists of Dr. Boyce, as chair, and Messrs. Kowal and Chouinard, neither of whom are standing for reelection at the annual meeting. The technology committee’s responsibilities include:

•	assessing technology trends that could affect the industries in which we operate, our strategic direction and our investment decisions;

•	assisting the Board in its oversight of our investments in technology, including through acquisitions and other business development activities;

•	annually reviewing and advising on our research and development expenditure plans (both internal and contracted), including the technical relevance of proposed activities;

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assessing our technical workforce and its suitability for meeting our needs, including science and engineering leadership and provide guidance on development and succession planning for critical scientific and technology experts; and

•	assessing technical security issues for our assets and for the protection of customer data both of our company and through the use of our products.

Our technology committee operates pursuant to a charter. It met 3 times in 2020.

Stockholder Nominations for Directorships

Our nominating and corporate governance committee will consider potential director candidates recommended by stockholders as long as the stockholders comply with our certificate of incorporation and bylaws, in recommending a potential candidate. Stockholders who wish to recommend a candidate for nomination should contact our corporate secretary in writing and provide the following information:

•	the name and address of record of the stockholder;

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a representation that the stockholder is a record holder of Altair’s securities (i) at the time of providing advanced notice of a director nominee pursuant to section 2.4(ii) of our bylaws, and (ii) on the record date for the determination of eligibility to vote at the annual meeting, or if the stockholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Exchange Act;

•

the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the proposed director candidate;

•	the class and number of shares of our company that are held of record or are beneficially owned by the nominee and any derivative positions held or beneficially held by the nominee;

•	a description of the qualifications and background of the proposed director candidate and a representation that the proposed director candidate meets applicable independence requirements;

•	a description of any arrangements or understandings between the security holder and the proposed director candidate; and

•	the consent of the proposed director candidate to be named in the proxy statement relating to the Altair annual meeting of stockholders and to serve as a director if elected at such annual meeting.

Assuming that appropriate information is provided for candidates recommended by stockholders on a timely basis, our nominating and corporate governance committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by members of the Board or other persons, as described above and as set forth in its charter.

Board Leadership Structure and Role in Risk Oversight

The chief executive officer and Chairman positions are held by James Scapa. Mr. Scapa also beneficially owns approximately 52.2% of the voting power of our common stock. Periodically, our Board assesses these roles and the Board leadership structure to ensure the interests of Altair and our stockholders are best served. Our Board has determined that its current leadership structure is appropriate. James Scapa, as one of our founders and as our chief executive officer and Chairman, has extensive knowledge of all aspects of Altair, our business and risks, and our customers. Our Board has no Lead Independent Director; however, the Board may choose to elect one.

While management is responsible for assessing and managing risks to Altair, our Board is responsible for overseeing management’s efforts to assess and manage risk. This oversight is conducted primarily by our full

Board, which has responsibility for general oversight of risks, and our standing Board committees. Our Board satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our company. Our Board believes that full and open communication between management and the Board is essential for effective risk management and oversight.

Stockholder Communications

The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, and subject to advice from legal counsel, the Secretary of Altair is primarily responsible for monitoring communications from stockholders and for providing copies or summaries of such communications to the Board as he considers appropriate.

Communications from stockholders will be forwarded to all directors if they relate to important substantive matters or if they include suggestions or comments that the Secretary considers to be important for the Board to know. Communication relating to corporate governance and corporate strategy are more likely to be forwarded to the Board than communications regarding personal grievances, ordinary business matters, and matters as to which Altair tends to receive repetitive or duplicative communications.

Stockholders who wish to send communications to the Board should address such communications to: The Board of Directors, Altair Engineering Inc., 1820 East Big Beaver Road, Troy, Michigan 48083, Attention: Secretary.

Code of Business Conduct and Ethics

We maintain a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code is posted on the Governance section of our website, which is located at http://investor.altair.com. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

Compensation Committee Interlocks and Insider Participation

Our compensation committee currently consists of Ms. Harris, as chair, and Messrs. Earhart and Kowal, who is not standing for reelection at the Annual Meeting. No member of our compensation committee is or has been an officer or employee of Altair. None of our executive officers currently serves, or during fiscal 2020 has served, as a member of the compensation committee or director (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving on our compensation committee or our Board.

EXECUTIVE OFFICERS

The following table sets forth certain information regarding our current executive officers:

Name	Age	Position(s)	Served as an Officer Since
James R. Scapa	64	Chairman, Chief Executive Officer and Director	1985
Brett Chouinard	56	President, Chief Operating Officer and Director	2010
Matthew Brown	40	Chief Financial Officer	2021
James P. Dagg	54	Chief Technical Officer, Modeling/Visualization	2014
Dr. Uwe Schramm	63	Chief Technical Officer, Solvers/Optimization	2014
Mahalingam Srikanth	50	Chief Technical Officer, HPC/Cloud Solutions	2014
Nelson Dias	54	Chief Revenue Officer	2017
Amy Messano	50	Chief Marketing Officer	2019
David Simon	57	Chief Administrative Officer	2019
Raoul Maitra	50	Chief Legal Officer	2020
Gilma Saravia	46	Chief People Officer	2020
Stephanie Buckner	33	Senior Vice President, Customer Engagement and Corporate Development	2021
Brian Gayle	45	Chief Accounting Officer	2021

Our executive officers are elected by, and serve at the discretion of, our Board. The business experience for the past five years, and in some instances, for prior years, of each of our executive officers is as follows:

James R. Scapa has served as our Chief Executive Officer since 1992. For Mr. Scapa’s biography, please see the section above entitled “Class III Nominees Continuing in Office until the 2023 Annual Meeting.”

Brett Chouinard has served as our President since January 1, 2018 and as a member of our board of directors since 2018. He is also our Chief Operating Officer, a position he has held since January 2010. In January 2021, we announced that Mr. Chouinard will transition to the role of serving as one of our Chief Technology Officers by the end of June, 2021. Prior to his role as our chief operating officer, Mr. Chouinard served in various roles with us since 1994. Prior to joining us, Mr. Chouinard worked as an engineer at GE Aircraft, a subsidiary of General Electric, Inc. specializing in aircraft engines. Mr. Chouinard holds a bachelor’s degree in mechanical engineering from Michigan Technological University and a master’s degree in mechanical engineering from the University of Cincinnati.

Matthew Brown has served as our Chief Financial Officer since March 16, 2021. Prior to this role, Mr. Brown served from January 1, 2021 to March 16, 2021 as one of our Senior Vice Presidents-Finance. Prior to joining our company, Mr. Brown served in Finance leadership roles at NortonLifeLock, a leading consumer cyber safety company, including as Interim Chief Financial Officer from November 2019 to July 2020. Prior to that, he served in Finance leadership roles at Symantec, a leading provider of enterprise security software, from August 2016 to November 2019, most recently as Vice President of Finance and Chief Accounting Officer. Prior to that, Mr. Brown served as Vice President, Controller for Blue Coat Systems, a provider of advanced web security solutions, from October 2015 to August 2016. Prior to that, Mr. Brown served in various Finance roles at NETGEAR (2010 to 2015) and Brocade Communications (2008 to 2010). He began his career at KPMG, LLP. Mr. Brown is a certified public accountant and holds a Bachelor of Science degree in business administration from the Walter A. Haas School of Business at the University of California, Berkeley.

James P. Dagg has served as our Chief Technical Officer of modeling and visualization since January 2014. Prior to this role, Mr. Dagg served from May 2008 to December 2013 as the vice president of our wholly-owned subsidiary solidThinking, Inc. Mr. Dagg holds a bachelor’s degree in mechanical engineering and a master’s degree in applied mechanics from the University of Michigan.

Dr. Uwe Schramm has served as our Chief Technical Officer of solvers and optimization since January 2014. Prior to this role, Dr. Schramm served as managing director of Altair GmbH, our wholly-owned German subsidiary, from September 2011 to December 2013. Dr. Schramm holds a master’s degree and a doctorate degree in solid mechanics from the University of Rostock in Rostock, Germany.

Mahalingam Srikanth has served as our Chief Technical Officer for HPC and cloud solutions since January 2014. Prior to this role, Mr. Srikanth was a senior vice president at Altair from July 2011 to November 2013 and a vice president at Altair from January 2008 to June 2011. Mr. Srikanth holds a bachelor’s degree in computer science and engineering from Gulbarga University in Gulbarga, India and an executive masters of business administration from the Indian School of Business in Hyderabad, India.

Nelson Dias has served as our Chief Revenue Officer since January 1, 2018, after serving as our Senior VP—Asia Pacific since 2006. Prior to running Altair’s APAC region, Mr. Dias was Managing Director of Altair India from 2002-2005. He has over 28 years of technical sales and management experience. Mr. Dias holds a Bachelor of Engineering in Computer Science degree from the University of Mumbai.

Amy Messano has served as our Chief Marketing Officer since January of 2019. Prior to joining Altair, Ms. Messano served as vice president of marketing/communications for the Electronics and Safety division at Aptiv PLC (formerly Delphi), a global technology company, from 2012 to 2013, and then as vice president, Integrated Marketing and Communications from 2014 to 2018 where she was primarily responsible for global marketing teams supporting marketing campaigns, messaging and supporting materials as well as distribution, and was also responsible for web, digital marketing, social media, media relations and content creation globally. Ms. Messano holds a bachelor’s degree in history and English from the University of Colorado, Boulder, and a master’s of science, journalism from Northwestern University.

Dave Simon has served as our Chief Administrative Officer since January of 2019. Prior to this role, Mr. Simon served as a senior vice president of Altair in charge of corporate talent and communications from 2018 to 2019, vice president of corporate communications from 2016-2018, president of Altair’s wholly-owned subsidiary ilumisys, Inc. (d/b/a toggled) from 2008 to 2016, director of product innovation from 2004-2008, and vice president—enterprise process management from 2002-2004. He has over 34 years of industry experience, and was with Altair from 1986-1990 prior to rejoining the company in 2000. Mr. Simon holds a bachelor’s degree in aerospace engineering from the University of Michigan, and a masters in management from Walsh College.

Raoul Maitra has served as our Chief Legal Officer since February of 2020. Previously, he served as our Co-General Counsel from April 2015 until 2020. He joined our company in 2006 as Deputy General Counsel and served in that capacity until 2015. Mr. Maitra holds a bachelor’s degree in political science from the University of Michigan and a Juris Doctor degree from the Mauer School of Law at Indiana University (Bloomington).

Gilma Saravia became our Chief People Officer in February 2020. Prior to joining Altair, she served as vice president, global corporate human resources and talent, for Aptiv PLC, a global technology company, from 2015 to 2019. Prior to her employment by Aptiv, Ms. Saravia held executive roles at U. S. Steel (2011 to 2015) and served as a senior manager in Deloitte’s Human Capital consulting group (2002 to 2011). Ms. Saravia holds a business administration degree from the University of Texas at Austin.

Stephanie Buckner has served as our Senior Vice President of Customer Engagement and Corporate Development since January 2021. Prior to this role, Ms. Buckner served from January 2019 to January 2021 as the senior vice president of corporate development. Ms. Buckner joined Altair in June 2011 as a partner solutions manager. Ms. Buckner holds a bachelor’s degree in industrial and operations engineering from the University of Michigan. Ms. Buckner is the daughter of James Scapa, our founder, Chairman and Chief Executive Officer.

Brian Gayle has served as our Senior Vice President, Chief Accounting Officer since September 2018 and also became our principal accounting officer in March 2021. From March 2015 to September 2018, Mr. Gayle

served as our Vice President-Corporate Controller. Prior to these roles, Mr. Gayle began his career at Deloitte & Touche, LLP. Mr. Gayle is a certified public accountant and holds a Bachelor’s degree of Accountancy from the Walsh College.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis provides information regarding the 2020 compensation program for our principal executive officer, our principal financial officer and the three other most highly-compensated executive officers (our “Named Executive Officers”). For 2020, our Named Executive Officers were:

•	James R. Scapa, our Chief Executive Officer (our “CEO”);

•	Howard N. Morof, our Chief Financial Officer (our “CFO”);

•	Gilma Saravia, our Chief People Officer (our “CPO”);

•	Amy Messano, our Chief Marketing Officer (our “CMO”);

•	Uwe Schramm, our Chief Technical Officer, Solvers/Optimization (our “CTO”)]

Mr. Morof was our CFO until March 16, 2021. At the close of business on March 16, 2021, Matthew Brown became our CFO.

This Compensation Discussion and Analysis describes the material elements of our executive compensation program during 2020. It also provides an overview of our executive compensation philosophy, including our principal compensation policies and practices. Finally, it analyzes how and why the Compensation Committee of our Board of Directors (the “Compensation Committee”) arrived at the specific compensation decisions for our Named Executive Officers in 2020, and discusses the key factors that the Compensation Committee considered in determining their compensation.

Executive Summary

Who We Are

We are a global technology company providing software and cloud solutions in the areas of simulation, high-performance computing (HPC), data analytics, and artificial intelligence (AI). We enable organizations across broad industry segments to compete more effectively in a connected world while creating a more sustainable future.

We refer to AI as a term to encompass sub-disciplines including data analytics, data science, data preparation, and machine learning. Altair has been incorporating AI technologies into our products for several years and we believe the evolving broad use of the term is appropriate for our product offerings, customer applications, and market opportunities.

Our simulation and AI-driven approach to innovation is powered by our broad portfolio of high-fidelity and high-performance physics solvers, our market leading technology for optimization and HPC, and our end-to-end platform for developing AI and Internet of Things (IoT) solutions. Our integrated suite of software optimizes design performance across multiple disciplines encompassing structures, motion, fluids, thermal, electromagnetics, system modeling, and embedded systems, while also providing AI solutions and true-to-life visualization and rendering. Our HPC solutions maximize the efficient utilization of complex compute resources and streamline the workflow management of compute-intensive tasks for applications including AI, modeling and simulation, and visualization. Our data analytics, AI, and IoT products include data preparation, data science, MLOps, orchestration, and visualization solutions that fuel engineering, scientific, and business decisions.

We believe a critical component of our success has been our company culture, based on our core values of innovation, envisioning the future, communicating honestly and broadly, seeking technology and business firsts, and embracing diversity. This culture is important because it helps attract and retain top people, encourages innovation and teamwork, and enhances our focus on achieving our corporate objectives.

2020 Business Results

2020 was a strong year for us, reflecting continuing growth of our software platforms and integration of important acquired technologies as we confronted the business and personal safety challenges imposed by COVID-19. In 2020:

•	Total software product revenue was $391.7 million.

•	Total revenue was $469.9 million.

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We reported a net loss of $10.5 million. The full year of 2020 included non-cash stock-based compensation expenses of $21.4 million. Diluted net loss per share was $0.14, based on 73.2 million diluted weighted average common shares outstanding.

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Adjusted EBITDA was $57.3 million. We define Adjusted EBITDA, a non-GAAP financial measure, as net income adjusted for income tax expense, interest expense, interest income and other, depreciation and amortization, stock-based compensation expense, restructuring charges, asset impairment charges and other special items as determined by management.

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Non-GAAP net income was $25.5 million. Non-GAAP diluted net income per share was $0.31, based on 83.0 million non-GAAP diluted common shares outstanding. Non-GAAP net income excludes stock-based compensation, amortization of intangible assets related to acquisitions, non-recurring adjustments, and certain tax adjustments.

•	Cash flow from operations was $32.9 million.

•	Free cash flow, a non-GAAP financial measure consisting of cash flow from operations less capital expenditures, was $26.8 million.

A reconciliation of the GAAP and non-GAAP information referenced above is set forth in Appendix A to this Proxy Statement. Our compensation determinations for 2020 were based, in part, on our 2020 performance.

Executive Compensation Results

The Compensation Committee took the following key actions with respect to the compensation of our Named Executive Officers in 2020:

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Base Salaries – We reduced the base salaries of our Named Executive Officers for the second quarter of 2020 (or, in the case of our CEO and our CPO, for the second and third quarters of 2020) as part of our response to COVID-19. Independent of that temporary reduction, the base salary rates of Mr. Scapa, Ms. Messano and Dr. Schramm were the same as in 2019 and Mr. Morof’s salary rate was reduced by approximately 4% from 2019. Ms. Saravia was not employed by us during 2019.

•

Executive Bonus Program – Approved a performance-based cash bonus payment of $460,350 for our CEO and performance-based cash bonus payments ranging from $112,480 to $125,600 for our other Named Executive Officers.

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Long-Term Incentive Compensation – Granted long-term incentive compensation opportunities in the form of time-based restricted stock unit (“RSU”) awards that may vest and be settled for 16,000 shares of Class A Common Stock for our CEO and 1,448 to 10,000 shares of Class A Common Stock for our other Named Executive Officers. We also granted a stock option award to our CEO for 40,000 shares of Class A Common Stock and stock options covering 25,885 to 46,583 shares of Class A Common Stock for our other Named Executive Officers.

Pay-for-Performance

We believe our executive compensation program is reasonable, competitive, and appropriately balances the goals of attracting, motivating, rewarding, and retaining our executive officers with the goal of aligning their interests with those of our stockholders. To foster this alignment and to motivate and reward individual initiative and effort, a portion of our executive officers’ target annual total direct compensation opportunity is both performance-based and “at-risk.”

We emphasize variable compensation that appropriately rewards our executive officers, including our Named Executive Officers, through two separate compensation elements:

•	First, we provide the opportunity to receive a cash bonus award pursuant to our executive bonus program, based on Company performance and individual performance.

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In addition, we grant RSU awards and stock options that vest over time. The value of these awards depends entirely on the value of our Class A Common Stock. The Named Executive Officers’ RSU and stock option ownership, together with the shares of our common stock that they otherwise own as reflected elsewhere in this Proxy Statement, incentivize them to build long-term value for the benefit of our stockholders.

These variable pay elements assure that a meaningful portion of our executive officers’ target total direct compensation is contingent (rather than fixed) in nature, with the amounts ultimately payable subject to variability above or below target levels commensurate with our actual performance.

We believe that this design provides balanced incentives for our executive officers to drive financial performance and long-term growth.

Executive Compensation Policies and Practices

We endeavor to maintain sound governance standards in the design and implementation of our executive compensation policies and practices. The Compensation Committee evaluates our executive compensation program on a regular basis to ensure that it is consistent with our short-term and long-term goals, given the dynamic nature of our business and the market in which we compete for executive talent. The following summarizes our executive compensation and related policies and practices:

What We Do

•	Maintain an Independent Compensation Committee. The Compensation Committee consists solely of independent directors who oversee our compensation policies and practices.

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Retain an Independent Compensation Advisor. The Compensation Committee has engaged its own compensation consultant to provide information, analysis, and other advice on executive compensation independent of management.

•	Periodic Executive Compensation Review. The Compensation Committee conducts periodic reviews of our compensation strategy and of our compensation peer group, which we use for comparative purposes.

What We Do Not Do

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No Hedging or Pledging. We do not allow our executive officers, including our Named Executive Officers, to engage in certain types of hedging or monetization transactions (such as zero cost collar or forward sales contracts) or, unless pre-approved by a compliance officer, to pledge our common stock as collateral for a loan.

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No Executive Retirement Plans. We do not offer retirement plans to our executive officers, including our Named Executive Officers, other than the plans and arrangements that are available to all employees. Our executive officers are eligible to participate in our Section 401(k) retirement savings plan on the same basis as our other employees.

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No Excise Tax Payments on Future Post-Employment Compensation Arrangements. We do not reimburse our executive officers, including our Named Executive Officers, for any excise taxes that may be imposed upon them as a result of a change in control of the Company.

Stockholder Advisory Votes on Named Executive Officer Compensation

We are required to conduct non-binding stockholder votes on the compensation of our Named Executive Officers (commonly known as a “Say-on-Pay” vote). At our 2019 annual meeting of stockholders, we conducted a non-binding stockholder vote on the frequency of future Say-on-Pay votes (commonly known as a “Say-When-on-Pay” vote). We recommended that such votes be conducted annually and our stockholders overwhelmingly approved that recommendation. We will hold a Say-on-Pay vote at each annual meeting until the time our stockholders vote to hold the Say-on-Pay vote at a different frequency. See Proposal 3 in this Proxy Statement.

At the 2020 Annual Meeting, approximately 98% of the votes cast in connection with the stockholders advisory vote on compensation of the NEOs were cast in favor of the proposal. We value the opinions of our stockholders We have considered this voting result, and our Board of Directors and the Compensation Committee will consider the outcome of Say-on-Pay votes, as well as feedback received throughout the year, when making compensation decisions for our executive officers, including our Named Executive Officers.

Executive Compensation Philosophy and Objectives

Our executive compensation program is guided by our overarching philosophy of paying for demonstrable performance. Consistent with this philosophy, we have designed our executive compensation program to achieve the following primary objectives:

•	Provide market competitive compensation and benefit levels that will attract, retain, motivate, and reward a highly-talented team of executives within the context of responsible cost management;

•	Establish a direct link between our financial, operational, and strategic objectives and results, as well as our values, and the compensation of our executives;

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Align the interests and objectives of our executives with those of our stockholders by linking the long-term incentive compensation opportunities and equity holdings to stockholder value creation and their cash incentives to our annual performance; and

•	Offer total compensation opportunities to our executives that are competitive and fair.

Program Design

We structure the annual compensation of our executive officers, including our Named Executive Officers, using three principal elements: base salary, a cash bonus award pursuant to our executive bonus program, and long-term incentive compensation opportunities in the form of equity awards. While the pay mix may vary from year to year, the ultimate goal is to achieve our compensation objectives as described above. In determining the amount of base salary, cash bonuses and equity compensation awarded to each Named Executive Officer, the Compensation Committee does not apply any strict percentage of any one element in relation to the overall compensation package. Instead, the Compensation Committee reviews the overall compensation package and the relative amount of each element on an individual basis for each Named Executive Officer to determine whether such amounts, and the mix of compensation components, further the basic principles and objectives of our overall compensation program.

In addition, we have not adopted policies or employed guidelines for allocating compensation between current and long-term compensation, between cash and non-cash compensation, or among different forms of non-cash compensation.

Compensation-Setting Process

Role of the Compensation Committee

The Compensation Committee discharges the responsibilities of our Board of Directors relating to the compensation of our CEO and oversight of compensation matters for our Named Executive Officers, and recommends for Board of Director approval compensation for the non-employee members of our Board of Directors. The Compensation Committee has overall responsibility for overseeing our compensation and benefits policies generally, and overseeing and evaluating the compensation plans, policies, and practices applicable to our CEO and other executive officers. In addition, the Compensation Committee makes all final decisions regarding the compensation of our CEO and other executive officers.

In carrying out its responsibilities, the Compensation Committee evaluates our compensation policies and practices with a focus on the degree to which these policies and practices reflect our executive compensation philosophy, develops strategies and makes recommendations that it believes further our philosophy or align with developments in best compensation practices.

The Compensation Committee’s authority, duties, and responsibilities are further described in its charter, which is reviewed annually and revised and updated as warranted. The charter is available on our website at http://investor.altair.com.

The Compensation Committee retains a compensation consultant (as described below) to provide support in its review and assessment of executive compensation as needed.

Setting Target Total Direct Compensation

The Compensation Committee reviews the base salary levels, annual incentive bonus payments and long-term incentive compensation opportunities of our executive officers, including our Named Executive Officers, and related performance criteria.

The Compensation Committee does not establish a specific target for formulating the target total direct compensation opportunities of our executive officers. In making decisions about the compensation of our executive officers, the Compensation Committee relies primarily on its members’ general experience and expertise, on the advice of consultants and other advisors and its consideration of a number of factors, including the following:

•	our executive compensation program objectives;

•	the recommendations of our CEO with respect to the compensation of our other executive officers;

•	our company’s performance against the financial, operational, and strategic objectives established by the Compensation Committee and our Board of Directors;

•

the prior performance of each individual executive officer, based on a subjective assessment of his or her contributions to our overall performance, ability to lead his or her business unit or function, and work as part of a team, all of which reflect our core values;

•	the potential of each individual executive officer to contribute to our long-term financial, operational, and strategic objectives; and

•	the competitiveness of our compensation structure and specific retention needs.

These factors provide the framework for compensation decision-making and final decisions regarding the compensation opportunity for each executive officer. No single factor is determinative in setting compensation levels.

The Compensation Committee does not engage in formal benchmarking against other companies’ compensation programs or practices to establish our compensation levels or make specific compensation determinations with respect to our executive officers. Instead, in making recommendations and determinations, the Compensation Committee reviews information summarizing the compensation paid at a representative group of peer companies, to the extent that the executive positions at these companies are considered comparable to our positions and informative of the competitive environment, and more broad-based compensation surveys to gain a general understanding of market compensation levels.

In addition, the Compensation Committee does not weight the foregoing factors in any predetermined manner, nor does it apply formulas in making its compensation determinations. The members of the Compensation Committee consider all of this information in light of their individual experience, knowledge of the Company and its business results, knowledge of the competitive market, knowledge of each executive officer, the advice of their compensation consultant and their business judgment in making their recommendations and determinations.

As part of its oversight function, our Board and our Compensation Committee in particular, along with our management team, considers potential risks when reviewing and approving various compensation programs, including executive compensation. Based on this review, our Compensation Committee believes that our compensation programs, including executive compensation, do not encourage risk taking to a degree that is reasonably likely to have a materially adverse impact on us or our operations.

Role of Management

In discharging its responsibilities, the Compensation Committee works with our CEO, who assists the Compensation Committee by providing information on corporate and individual performance, perspectives on performance issues and recommendations on compensation matters.

Typically, our CEO will make recommendations to the Compensation Committee regarding compensation matters, including adjustments to annual cash compensation, long-term incentive compensation opportunities, and program structures, for our executive officers, including our other Named Executive Officers. At the beginning of each year, our CEO reviews the performance of our executive officers based on each such individual’s level of success in accomplishing the business objectives established for him or her for the prior year and his or her overall performance during that year, and then shares these evaluations with, and makes recommendations to, the Compensation Committee for each element of compensation as described above. The Compensation Committee reviews and discusses these recommendations and proposals with our CEO.

Our CEO attends meetings of the Compensation Committee at which executive compensation matters are addressed, but does not participate in the Compensation Committee’s deliberations involving his own compensation.

Role of Compensation Consultant

The Compensation Committee has, from time to time, engaged an external compensation consultant to assist it by providing information, analysis, and other advice relating to our executive compensation program. When engaged, the compensation consultant reports directly to the Compensation Committee and its chair, and serves at the discretion of the Compensation Committee, which reviews the engagement on a periodic basis.

Our Compensation Committee has engaged Compensia, Inc. (“Compensia”), a national compensation consulting firm, to serve as its compensation advisor to advise on executive compensation matters. During 2020, Compensia advised the Compensation Committee with respect to executive non-equity and equity compensation. Compensia did not provide any services to our company other than the consulting services provided to the Compensation Committee.

The Compensation Committee reviews the objectivity and independence of the advice provided by its compensation consultant on executive compensation matters. With respect to the services provided in 2020, the Compensation Committee evaluated Compensia’s engagement, and based on the six factors for assessing independence and identifying potential conflicts of interest that are set forth in Exchange Act Rule 10C-1(b)(4), Rule 5605(d)(3)(D) of the NASDAQ Marketplace Rules, and such other factors as were deemed relevant under the circumstances, determined that its relationship with Compensia and the work of Compensia on behalf of the Compensation Committee did not raise any conflict of interest, and that Compensia is independent.

Competitive Positioning

For purposes of assessing our executive compensation against the competitive market, the Compensation Committee reviews and considers the compensation levels and practices of a select group of peer companies. This compensation peer group consists of technology companies that share one or more characteristics of our company, including annual revenue, market capitalization, geographical location, vertical focus and end market. However, not all criteria may be applicable to each individual peer group member. The Compensation Committee reviews our compensation peer group from time to time and makes adjustments to its composition as warranted, taking into account changes in both our business and the businesses of the companies in the peer group. We included the following companies in our group of peer companies for 2020 compensation purposes:

Appian Aspen Technology Blackline Bottomline Technologies Cloudera Domo Ebix Guidewire Software Manhattan Associates Micro Strategy	MTS Systems New Relic Paylocity Holding PTC QAD RealPage SPS Commerce Workiva Yext Zuora

The compensation practices of the then current compensation peer group are used by the Compensation Committee as a guide to compare the competitiveness of each compensation element and overall compensation levels (base salary, target annual incentive bonus opportunities, and long-term incentive compensation). To analyze the compensation practices of the companies in our compensation peer group, Compensia gathers data from public filings (primarily proxy statements) of the peer group companies, as well as survey data from Compensia’s proprietary database. This market data is then used as a reference point for the Compensation Committee to assess our compensation levels in the course of its deliberations on compensation forms and amounts.

Compensation Elements

In 2020, the principal elements of our executive compensation program, and the purposes for each element, were as follows:

Element	Type of Element	Compensation Element	Objective
Base Salary	Fixed	Cash	Designed to attract and retain highly talented executives by providing fixed compensation amounts that are competitive in the market.

Annual Cash Bonus Awards Pursuant to the Executive Bonus Program	Variable	Cash	Designed to motivate our executives to meet and achieve business objectives and to incentivize conduct that is aligned with the interests of our stockholders.

Long Term Incentive Compensation	Variable	Restricted stock unit awards and stock options that may vest and be settled for shares of our common stock.	Designed to align the interests of our executives and our stockholders by motivating our executives to create sustainable long-term stockholder value.

Base Salary

Base salary represents the fixed portion of the compensation of our executive officers, including our Named Executive Officers, and is an important element of compensation intended to attract and retain highly-talented individuals. Generally, we use base salary to provide each executive officer with a specified level of cash compensation during the year with the expectation that he or she will perform his or her responsibilities to the best of his or her ability and in our best interests.

Generally, we establish the initial base salaries of our executive officers through arm’s-length negotiation at the time we hire the individual, taking into account his or her position, qualifications, experience, and the base salaries of our other executive officers. Thereafter, the Compensation Committee reviews the base salaries of our executive officers each year as part of its annual compensation review, with recommendations from our CEO (except with respect to his own base salary) and makes adjustments as it determines to be reasonable and necessary to reflect the scope of an executive officer’s performance, individual contributions and responsibilities, position in the case of a promotion, and market conditions.

In March 2020, the Compensation Committee reviewed the base salaries of our executive officers, including our Named Executive Officers, taking into consideration the factors described in “Compensation-Setting Process – Setting Target Total Direct Compensation” above. Following this review, the Compensation Committee approved base salary increases for certain of our executive officers. Ms. Saravia did not receive a base salary increase in 2020 given that she became employed by Altair in February 2020.

The base salaries of our Named Executive Officers for 2020 were as follows:

Named Executive Officer	2019 Base Salary	2020 Base Salary	Percentage Adjustment
Mr. Scapa	$830,000	$622,500	(25%)
Mr. Morof	$340,000	$312,813	(8%)
Ms. Saravia	—	$222,085	—
Ms. Messano	$265,000	$255,063	(4%)
Dr. Schramm	$270,000	$259,875	(4%)

The base salaries in the table above give effect to reductions effected in 2020 in response to COVID -19.

Executive Bonus Program

Each year, we make bonus arrangements with our senior executives (including the Named Executive Officers), other employees who report directly to our CEO, and vice presidents in key positions (the “Executive Bonus Program”). Generally, for the Named Executives other than the CEO, bonus payments under the Executive Bonus Program are calculated starting with a target bonus amount for each participant as recommended by our CEO and approved by the Compensation Committee, multiplied by the achievement of a corporate financial performance metric and then, for each program participant, adjusted for his or her individual performance. For the CEO, the Compensation Committee begins with a target bonus amount and then evaluates the CEO’s performance against certain quantitative and qualitative metrics associated with Company and individual performance. In each case, the Compensation Committee reviews the payment and amount of any award.

For 2020, Mr. Morof, Ms. Messano and Dr. Schramm were paid 50% of their target bonus payment under the Executive Bonus Program in equal monthly installments, with the additional earned bonus paid once final bonus amounts were determined after the end of the year. The CEO and Ms. Saravia did not receive any portion of their bonuses until after the final bonus amounts were determined subsequent to year-end. No provision was made for repayment of these installments if 2020 performance objectives were not attained; in fact, the performance objectives utilized by the Compensation Committee in 2020 were largely attained. Commencing in 2021, bonus payments will not be paid to our executive officers until the final bonus amounts are calculated.

Target Bonus Amounts

For purposes of the Executive Bonus Program, bonus payments are based upon a specific target bonus amount as recommended by our CEO and approved by the Compensation Committee. The CEO participates in the Compensation Committee’s deliberations regarding the target amounts for eligible employees, but does not participate in the deliberations regarding his target bonus.

In March 2020, the Compensation Committee reviewed the recommended target bonus amounts for our Named Executive Officers, taking into consideration the factors described in “Compensation-Setting Process – Setting Target Total Direct Compensation” above. Following this review, the Compensation Committee determined to set the target bonus amounts as proposed by our CEO with respect to the Named Executive Officers other than himself. The Compensation Committee independently reviewed and determined the CEO’s target bonus. For 2020, the target bonus amounts for our Named Executive Officers were as follows:

Named Executive Officer	Target Bonus Amount
Mr. Scapa	$550,000
Mr. Morof	$150,000
Ms. Saravia	$125,000
Ms. Messano	$120,000
Dr. Schramm	$125,000

Corporate Performance Metric and Individual Performance Metric

Participants in the Executive Bonus Program are eligible to receive a bonus payment in the discretion of the Compensation Committee based upon the attainment of performance objectives as proposed by the CEO and approved by the Compensation Committee and which relate to the financial metrics that are most important to us. For the Named Executive Officers (other than the CEO), the bonus was determined for 2020 by measurement of Company performance against a variant of adjusted EBITDA that is further adjusted in the discretion of the Compensation Committee to exclude certain revenues and expenses that the Committee believes should not impact compensation results (the “Company Performance Target”) with further consideration and adjustments given to individual performance. For the CEO, the bonus was determined for 2020 by measurement against a combination of quantitative and qualitative Company and individual performance metrics designed to promote growth of Company revenues and profitability (the “CEO Metrics”). The Company has chosen not to disclose the Company Performance Target or the CEO Metrics since they are internal standards primarily used to assess compensation, and the Company believes that disclosure of such information would cause competitive harm without adding meaningfully to the understanding of our business or compensation strategy. At the time they were set, the Company Performance Target and the CEO Metrics were perceived by the Compensation Committee to be attainable but requiring significant management effort and achievement in order to be attained.

In all cases, the Compensation Committee reserves the ability to adjust the bonus upwards or downwards after application of these measurement steps. Effectively, the Compensation Committee has the discretion to consider corporate achievements other than those captured by the metrics to be measures of performance, to fund the Executive Bonus Program even if we did not achieve the threshold performance level, and to not make bonus payments even if we achieved the target performance level for the corporate performance objective.

2020 Executive Bonus Decisions

In February 2021, the Compensation Committee determined that, for the Named Executive Officers, the Company’s performance in 2020 did not fully meet expectations. The Compensation Committee reviewed the individual performance of each of the Named Executive Officers based on an evaluation provided by our CEO of their performance. For the CEO, the Compensation Committee discussed with the CEO his own individual performance against metrics discussed with our CEO throughout 2020.

Based on these determinations, the Compensation Committee approved the following cash bonus payments for our Named Executive Officers for 2020:

Named Executive Officer	Actual Bonus Payment	Percentage of Target
Mr. Scapa	$460,350	84%
Mr. Morof	$125,600	84%
Ms. Saravia	$123,417	99%
Ms. Messano	$112,480	94%
Dr. Schramm	$117,167	94%

Other than the amounts described above, we did not pay our Named Executive Officers any other annual cash bonuses with respect to 2020 performance.

Long-Term Incentive Compensation

We view long-term incentive compensation in the form of equity awards as a critical element of our executive compensation program. The realized value of these equity awards bears a direct relationship to our stock price, and, therefore, these awards are an incentive for our executive officers, including our Named Executive Officers, to create value for our stockholders. Equity awards also help us retain qualified executive officers in a competitive market.

Long-term incentive compensation opportunities in the form of equity awards are granted to our CEO and our other executive officers by the Compensation Committee. The amount and forms of such equity awards are determined by the Compensation Committee after considering the factors described in “Compensation-Setting Process” above. The amounts of the equity awards are also intended to provide resulting target total direct compensation opportunities that the Compensation Committee believes are reasonable.

In March 2020, the Compensation Committee determined that the equity awards to be granted to our executive officers, including our Named Executive Officers, should be in the form of time-based RSU awards that may vest and be settled for shares of our Class A Common Stock and options to acquire our Class A Common Stock. The number of shares of our Class A Common Stock subject to the RSU awards and options granted to our executive officers (other than the CEO) were proposed by the CEO and approved by the Compensation Committee after considering the factors described in “Compensation-Setting Process” above. All of the RSU awards and options were granted in March 2020 with respect to 2019 performance. Under applicable SEC regulations, such equity awards are included in the Summary Compensation Table below as 2020 compensation.

The equity awards granted to our Named Executive Officers in March 2020 were as follows:

Named Executive Officer	Restricted Stock Unit Award (Number of shares)	RSU Grant Date Fair Value ($)	Stock Option Awards (Number of Shares)	Exercise Price ($)
Mr. Scapa	16,000	482,400	40,000	30.15
Mr. Morof	1,885	56,833	1,885	30.15
Ms. Saravia	—	—	—	—
Ms. Messano	1,563	47,124	1,563	30.15
Dr. Schramm	1,448	43,657	1,448	30.15

In June 2020, the Compensation Committee authorized the grant of additional options to acquire our Class A Common Stock to certain of our employees, including certain Named Executive Officers. The Compensation Committee granted one half of the options in June 2020 and one half of the options in December 2020. The number of shares of our Class A Common Stock subject to the options granted to our executive officers were proposed by the CEO and approved by the Compensation Committee. Our CEO did not receive any of these options. All of the options were granted to provide long-term incentives toward the Company’s growth and increase stockholder value. Half of each option vested two years after the grant date, with the balance of such option vesting three years after the grant date, contingent upon each optionee’s remaining continuously employed by us through each applicable vesting date. The options were intended to incentivize key employees during a year when our company was required to meet the challenges imposed upon our employees, our business, our customers and others by COVID-19 and other factors.

The equity awards granted to our Named Executive Officers in June and December 2020 were as follows:

Named Executive Officer	June Stock Option Awards (Number of shares)	Exercise Price ($)	December Option Awards (Number of Shares)	Exercise Price ($)
Mr. Scapa	—	—	—	—
Mr. Morof	12,000	39.82	12,000	52.03
Ms. Saravia	22,500	39.82	22,500	52.03
Ms. Messano	22,500	39.82	22,500	52.03
Dr. Schramm	22,500	39.82	22,500	52.03

In March 2021, the Compensation Committee determined that the equity awards to be granted to our executive officers, including our Named Executive Officers, should be a combination of time-based RSU awards that may vest and be settled for shares of our Class A Common Stock and options to acquire our Class A Common Stock. The number of shares of our Class A Common Stock subject to the RSU awards and options granted to our executive officers were proposed by the CEO and approved by the Compensation Committee (with Mr. Scapa participating in determinations regarding the grants other than the grants made to him) after considering the factors described in “Compensation-Setting Process” above. All of the RSU awards and options were granted in March 2021 with respect to 2020 performance. Under applicable SEC regulations, such equity awards are not included in the Summary Compensation Table below as 2020 compensation.

The equity awards granted to our Named Executive Officers in March 2021 were as follows:

Named Executive Officer	Restricted Stock Unit Award (Number of Shares)	RSU Grant Date Fair Value ($)	Stock Option Awards (Number of Shares)	Exercise Price ($)
Mr. Scapa	20,000	1,238,600	40,000	61.93
Mr. Morof	2,093	129,619	6,280	61.93
Ms. Saravia	2,093	129,619	6,280	61.93
Ms. Messano	2,093	129,619	6,280	61.93
Dr. Schramm	2,093	129,619	6,280	61.93

The time-based RSU awards and stock options vest in equal annual installments over a four-year period, with each installment vesting on the anniversary of the date of grant, contingent upon each Named Executive Officer’s remaining continuously employed by us through each applicable vesting date. Upon vesting, the RSU awards may be settled by issuing that number of shares of our Class A Common Stock that equal the number of units that have vested.

Health and Welfare Benefits

Our US-based Named Executive Officers are eligible to receive the following health and welfare benefits: a flexible spending account, a dependent care account, medical, dental, and vision insurance, business travel insurance, an employee assistance program, accidental death and dismemberment insurance, short-term and long-term disability insurance and basic life insurance.

We have also established a tax-qualified 401(k) retirement savings plan for our US-based employees, including our US-based executive officers and our US-based Named Executive Officers, and other employees who satisfy certain eligibility requirements. Under this plan, participants may elect to make pre-tax contributions of up to 80% of their eligible compensation, subject to the statutory income tax limits. The 401(k) Plan permits us to make discretionary matching contributions and discretionary contributions to eligible participants, subject to five-year graded vesting: 20% vests after one year, 40% after two years, 60% after three years, 80% after four years, and 100% after five years. The 401(k) Plan has an automatic enrollment feature for all employees hired on or after April 1, 2014, automatically withholding elective deferrals equal to 3% of eligible compensation, unless the participant affirmatively changes the deferral amount. We intend for the plan to qualify under Section 401(a) of the Internal Revenue Code (the “Code”) so that contributions by participants to the plan, and income earned on plan contributions, are not taxable to participants until withdrawn from the plan.

We design our employee benefits programs to be affordable and competitive in relation to the market as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.

Perquisites and Other Personal Benefits

During 2020, the Company acquired a fractional interest in an airplane intended to be used primarily for business travel by our chief executive officer and by other employees travelling with our chief executive officer. Our chief executive officer and his guests may use our corporate airplane for non-business purposes. For 2020, the aggregate incremental cost to Altair of our CEO’s personal use of our corporate airplane was $35,453. No other Named Executive Officers made personal use of our corporate airplane during 2020.

We determine the incremental cost of the personal use of our corporate airplane based on the variable operating costs to us, which includes, if applicable, (i) landing, ramp, and parking fees and expenses; (ii) crew travel expenses; (iii) supplies and catering; (iv) aircraft fuel and oil expenses per hour of flight; (v) any customs, foreign permit, and similar fees; (vi) crew travel; and (vii) passenger ground transportation. Because our corporate airplane is intended to be used primarily for business travel, this methodology excludes fixed costs that do not change based on usage, such as purchase or lease costs and costs of maintenance and upkeep.

Our Named Executive Officers incur taxable income for all personal use of our corporate airplane. We do not grant bonuses to cover, reimburse, or otherwise “gross-up” any income tax owed for personal travel on our corporate aircraft.

Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide any other significant perquisites or other personal benefits to our executive officers, including our Named Executive Officers, except as generally made available to our employees, or in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make him or her more efficient and effective, and for recruitment and retention purposes.

In the future, we may provide perquisites or other personal benefits in limited circumstances. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.

Employment Agreements

We have entered into written employment offer letters with our former CFO, Howard Morof, with our CMO, Amy Messano and with our CPO, Gilma Saravia. Neither our CEO nor any of our other Named Executive Officers is a party to an employment agreement or offer letter with us.

During his employment as our CFO, Mr. Morof’s employment offer letter provided for “at will” employment (meaning that either we or Mr. Morof were able to terminate the employment relationship at any time without cause, and set forth the then-current compensation arrangements for Mr. Morof, including base salary, participation in our executive bonus program, and participation in our standard employee benefit programs. In addition, Mr. Morof’s employment offer letter provided that Mr. Morof was eligible to receive certain severance payments and benefits in connection with certain terminations of employment, including a cash bonus payment if his employment was terminated in connection with a change in control of the Company. As of the close of business on March 16, 2021, Mr. Morof’s employment as our CFO terminated. In connection with the termination of Mr. Morof’s services, we entered into a transition and separation and general release agreement with him on January 15, 2021. The terms of that agreement with Mr. Morof are discussed in “Post-Employment Compensation” below.

Ms. Messano’s and Ms. Saravia’s employment offer letters also provide for “at will” employment, and set forth the current compensation arrangements for Ms. Messano and Ms. Saravia, including, in each case, base salary, participation in our executive bonus program, and participation in our standard employee benefit programs. In addition, Ms. Messano’s employment offer letter provides that Ms. Messano will be eligible to receive certain severance payments and benefits in connection with certain terminations of employment; however the terms of severance in Ms. Messano’s employment offer letter have been superseded by her severance agreement, which is discussed in “Post-Employment Compensation” below.

The post-employment compensation arrangements for our Named Executive Officers are discussed in “Potential Payments Upon Termination or Change in Control” below.

Post-Employment Compensation

We have entered into executive severance agreements with each of our Named Executive Officers, other than Mr. Morof (the “Severance Agreements”). The Severance Agreements each provide for severance protections in the event of a termination by the Company other than for “cause” or in the event of a resignation by the applicable Named Executive Officer for “good reason” during the period between the execution of the Severance Agreements and the one-year anniversary of a “change in control.” In such event, the executive generally would be entitled to the following (in lieu of any other severance payments to which the executive may be entitled), subject to execution of a release of claims (other than with respect to certain amounts that accrued prior to termination):

•

an amount equal to the executive’s annual rate of base salary for one month for each full year of continuous service (or, for Ms. Messano, (i) an amount equal to her annual rate of base salary for four months if the termination occurs prior to her first anniversary of commencement of employment with the Company, (ii) an amount equal to her annual rate of base salary for three months if the termination occurs between the first and third anniversaries of commencement of her employment with the Company, or (iii) an amount equal to her annual rate of base salary for one month for each full year of continuous service if the termination occurs after the third anniversary of her commencement of employment with the Company), in each case up to a maximum of twelve months (the “Severance Period”), with the Severance Period automatically equal to twelve months if the termination occurs (a) after the Company has entered into a definitive agreement governing a change in control, but prior to consummation of such change in control, or (b) on or within one year following the occurrence of a change in control (or, for Ms. Messano, with the Severance Period automatically equal to twelve months if such termination occurs from and after the change in control but prior to the one year anniversary of the occurrence of a change in control);

•

reimbursement for healthcare continuation payments under the Company’s medical and dental plans for the duration of the Severance Period, subject to earlier termination if the executive becomes eligible to obtain alternate healthcare coverage from a new employer or becomes ineligible for continuation coverage;

•

a pro-rata bonus for the year of termination, determined based on the executive’s target bonus for the year in which termination occurs (or, following a change in control, based on the greater of (i) the amount of the bonus that would have been received for the year in which termination occurs, or (ii) the target amount of the executive’s annual bonus for the calendar year prior to the year in which the change in control occurred), less any payment previously received with respect to such target bonus;

•

with respect to Ms. Messano, accelerated vesting of any outstanding and unvested restricted stock unit awards in the Company (Mr. Scapa, Ms. Saravia, and Dr. Schramm are eligible for such accelerated vesting if the termination occurs following the entrance by the Company into definitive documentation governing a change in control but prior to (i) consummation of such change in control or termination or abandonment of such change in control, or (ii) on or within one year following the occurrence of a change in control); and

•	certain compensatory amounts that have accrued prior to termination.

The Severance Agreements provide that to the extent any amount or benefit to be provided pursuant to the applicable Severance Agreement or otherwise would be treated as an “excess parachute payment,” as that phrase is defined in Section 280G of the Code, then the amounts and benefits the executive would otherwise receive would either be (i) paid or allowed in full; or (ii) reduced (but not below zero) to the maximum amount which may be paid without causing any amount or benefit to be nondeductible to the Company under Section 280G of the Code, or subject the executive to an excise tax under Section 4999 of the Code, whichever would result in the executive’s receipt, on an after-tax basis, of the greatest amount of amounts and benefits.

In connection with the termination of Mr. Morof’s services as of the close of business on March 16, 2021, we entered into a transition and separation and general release agreement with him on January 15, 2021. The separation agreement with Mr. Morof provided, among other things, for Mr. Morof to receive the following:

•	continuation of his regular base salary, equal to the annual sum of $325,000, in biweekly installments for twelve months after the effectiveness of his reaffirmation of his release of claims;

•	his bonus for 2020, if not paid prior to March 16, 2021;

•

a pro-rated cash bonus for the period from January 1, 2021 through March 16, 2021, based upon the number of days Mr. Morof was employed during the 2021 calendar year divided by 365, to be calculated based on the average cash bonuses received by Mr. Morof for 2019 and 2020, paid in a lump sum at the same time as similarly situated executives receive their 2021 bonuses, but no later than March 15, 2022, which pro-rated bonus amounted to $25,297; and

•

to the extent Mr. Morof timely elected COBRA coverage, the Company will pay the full cost of COBRA premiums (including the administrative fee) for medical, dental, and vision employee benefits, on the same basis as his current joint spousal coverage election, through March 16, 2022.

In addition, the separation agreement with Mr. Morof provided that upon the effectiveness of his reaffirmation of his release of claims any outstanding unvested stock options and restricted stock units held by Mr. Morof will vest to the extent that such stock options and restricted stock units would have vested had Mr. Morof remained employed with us through March 16, 2022. Accordingly, 8,847 stock options and 2,337 restricted stock units held by Mr. Morof vested upon the effectiveness of his reaffirmation. Based upon the closing price of our Class A common stock of $60.02 on March 24, 2021, such stock options had a value of $387,317 and such restricted stock units had a value of $140,237.

We do not use excise tax payments (or “gross-ups”) relating to a change in control of the Company and have no such obligations in place with respect to any of our Named Executive Officers.

For more information about the post-employment compensation arrangements we maintained with our Named Executive Officers during 2020, as well as an estimate of the potential payments and benefits that they would have been eligible to receive if a hypothetical change in control or other trigger event had occurred on December 31, 2020, see “Potential Payments Upon Termination or Change in Control” below.

Other Compensation Policies

Hedging and Pledging Transactions

Under our Insider Trading Policy, all of our executive officers, the non-employee members of our Board of Directors, and certain other employees as designated by our Compliance Officer are prohibited from engaging in any of the following transactions:

•	A short sale, including a sale with delayed delivery (a “sale against the box”);

•	Trading in standardized options relating to our securities;

•	Certain forms of hedging or monetization transaction (such as a zero-cost collar or forward sales contract); and

•	Holding our securities in a margin account, or pledging our securities as collateral for a loan (unless such transaction has been pre-approved by our Compliance Officer).

Tax and Accounting Considerations

We may take applicable tax and accounting requirements into consideration in designing and operating our executive compensation program.

Deductibility of Executive Compensation

Generally, Section 162(m) of the Internal Revenue Code disallows publicly held corporations a tax deduction for federal income tax purposes for remuneration paid to certain “covered employees” in a taxable year to the extent that remuneration exceeds $1 million per calendar year for a covered employee. Given the net operating loss carryforwards and tax credits available to our company, the Compensation Committee does not believe that Section 162(m) will be a principal factor in determining executive compensation for the foreseeable future.

When and if Section 162(m) becomes more relevant to us in the future, the Compensation Committee may, in its judgment, approve compensation for our Named Executive Officers that is not deductible for federal income tax purposes when it believes that such compensation is in the best interests of the Company and our stockholders.

Accounting for Stock-Based Compensation

The Compensation Committee takes accounting considerations into account in designing compensation plans and arrangements for our executive officers and other employees. Chief among these is Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”), the standard which governs the accounting treatment of certain stock-based compensation. Among other things, ASC Topic 718 requires us to record a compensation expense in our income statements for all equity awards granted to our executive officers and other employees, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though recipients may never realize any value from their equity awards. ASC Topic 718 also requires us to recognize the compensation cost of our stock-based compensation awards in our income statements over the period that an executive officer is required to render service in exchange for the equity based award.

Compensation Committee Report

The information contained in the following report of Altair’s compensation committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, unless and only to the extent that Altair specifically incorporates it by reference.

The compensation committee establishes the compensation programs for our named executive officers. In connection with such responsibility, the compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement.

In reliance on the review and discussions referred to above, the Compensation Committee has recommended to the Board of Directors that this Compensation Discussion and Analysis be incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2020 and included in this Proxy Statement.

Submitted by the Compensation Committee

Trace Harris, Chair

Steve Earhart

Jan Kowal

2020 Summary Compensation Table

Our Named Executive Officers for the year ended December 31, 2020 are: James R. Scapa, Howard N. Morof, Gilma Saravia, Amy Messano and Uwe Schramm. Mr. Morof served as our Chief Financial Officer through March 16, 2021. At the close of business on March 16, 2021, Matthew Brown became our Chief Financial Officer. The following table provides information regarding the total compensation for services rendered in all capacities earned by our Named Executive Officers for the fiscal years ended December 31, 2020, 2019 and 2018.

Name and principal position	Year	Salary ($)	Stock awards ($)(1)		Option awards ($)(1)	Non-equity incentive plan compensation ($)(2)		All other compensation ($)(3)	Total ($)
James R. Scapa,
Chief Executive Officer and Chairman	2020	622,500	482,400		409,155	460,350		45,783	2,021,188
	2019	830,000	762,200		331,000	435,000		11,330	2,369,530
	2018	830,000	536,800		—	575,000		11,330	1,953,130

Howard N. Morof,
Chief Financial Officer	2020	312,813	56,833		404,445	125,600	(4)	9,200	908,891
	2019	340,000	126,214		—	120,622	(4)	9,200	596,036
	2018	340,000	52,205		—	165,558	(4)	9,200	566,963

Gilma Saravia,
Chief People Officer	2020	222,085	363,200	(5)	722,182	123,417		9,200	1,440,084
	2019	—	—		—	—		—	—
	2018	—	—		—	—		—	—

Amy Messano,
Chief Marketing Officer	2020	255,063	47,124		738,170	112,480	(4)	9,200	1,162,037
	2019	265,000	335,095		—	97,425	(4)	9,200	706,720
	2018	—	—		—	—		—	—

Uwe Schramm,
Chief Technical Officer	2020	259,875	43,657		736,994	117,167	(4)	8,000	1,165,693
	2019	270,000	117,374		—	78,288	(4)	8,000	473,662
	2018	260,000	52,205		—	102,359	(4)	8,000	422,564

(1)

The amounts in this column represent the aggregate grant date fair value of equity awards granted to the Named Executive Officer computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in determining the grant date fair value of our equity awards, see Note 12 in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2020, to which reference is hereby made.

(2)

Amounts were paid pursuant to our Executive Bonus Program. See the section entitled “Compensation Discussion and Analysis” for a discussion of the Executive Bonus Program and the performance criteria for fiscal year 2020.

(3)

For each of the Named Executive Officers, the amount in this column consists of a 401(k) matching contribution made by us under a matching program available to all participating employees and an annual automobile allowance. Other compensation for James R. Scapa also includes $35,453 in fringe benefits resulting from personal use of Altair’s fractional interest in an aircraft in 2020. For a discussion of our corporate aircraft program, see “Perquisites and Other Personal Benefits” above.

(4)

Fifty percent of the target bonus was paid in equal monthly installments during the year, and the remainder was paid after final bonus amounts were determined in the first quarter of the following fiscal year.

(5)	Represents a one-time stock award incentive upon joining Altair in 2020.

Narrative Disclosure to Summary Compensation Table

Employment Agreements with our Named Executive Officers

James Scapa and Uwe Schramm

Mr. Scapa and Dr. Schramm are not a party to an employment agreement or offer letter with Altair.

Howard N. Morof Employment Letter

We entered into an employment letter with Howard N. Morof, our former chief financial officer, on January 10, 2013, which was subsequently amended and restated on July 19, 2017, to, among other things, reflect his current compensation and to add language to address provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). The employment letter had an indefinite term, and Mr. Morof’s employment was at-will.

During his employment with us, Mr. Morof was entitled to an automobile allowance and was eligible to earn annual incentive compensation payable from our Executive Bonus Program applicable to other members of our senior executive team. He was also eligible to earn a matching contribution to our 401(k) Plan as determined annually by us. His compensation as described in this paragraph was subject to adjustment year to year as described in the section entitled “Compensation, Discussion and Analysis”.

In connection with the termination of Mr. Morof’s services, we entered into a transition and separation and general release agreement with him on January 15, 2021. For information regarding this agreement, see “Compensation Disclosure and Analysis – Post-Employment Compensation”.

Offer Letter with Amy Messano

We are parties to an employment letter with Amy Messano, our chief marketing officer. The employment letter has an indefinite term, and Ms. Messano’s employment is at-will.

Ms. Messano is entitled to an automobile allowance and she is currently eligible to earn annual incentive compensation payable from our Executive Bonus Program applicable to other members of our senior executive team. She is also eligible to earn a matching contribution to our 401(k) Plan. Her compensation may be adjusted year to year.

If Ms. Messano is terminated without cause, her employment letter provides that she is entitled to three months’ base salary, subject to her execution of a release of any and all claims relating to her employment. Her employment letter also provides that in the event of Ms. Messano’s termination without cause, all of Ms. Messano’s restricted stock units which are unvested as of the date of Ms. Messano’s termination will vest. Subsequently, these portions of her offer letter were superseded by her severance agreement, which is discussed in “Post-Employment Compensation” above.

Offer Letter with Gilma Saravia

We are parties to an employment letter with Gilma Saravia, our chief people officer. The employment letter has an indefinite term, and Ms. Saravia’s employment is at-will.

Ms. Saravia is entitled to an automobile allowance and she is currently eligible to earn annual incentive compensation payable from our Executive Bonus Program applicable to other members of our senior executive team. She is also eligible to earn a matching contribution to our 401(k) Plan.

We subsequently entered into a severance agreement with Ms. Saravia. For more information about her severance agreement, see “Post-Employment Compensation” above.

For a summary of the material terms and conditions of the post-employment compensation arrangements we maintained with our Named Executive Officers during 2020, as well as an estimate of the potential payments and benefits that they would have been eligible to receive if a hypothetical change in control or other trigger event had occurred on December 31, 2020, please also see “Potential Payments Upon Termination or Change in Control” below.

Potential Payments Upon Termination or Change in Control

The table below reflects, as applicable, cash severance, equity acceleration, and continuation of employment benefits payable to our Named Executive Officers in connection with (A) an involuntary termination of employment (i.e., a termination without cause or resignation for good reason) other than in connection with a change in control of our company, (B) a change in control of our company and no termination of employment (assuming that all equity awards will not be assumed, continued or substituted by the successor entity), and (C) an involuntary termination (i.e., a termination without cause or resignation for good reason) in connection with a change in control of our company, assuming for each of (A), (B) and (C) that the applicable triggering event(s) occurred on December 31, 2020, and that the above-mentioned severance agreements were in effect on that date. Generally, however, on any termination, the applicable Named Executive Officer would have received accrued and unpaid salary and other benefits until the date of termination. In addition, the table below assumes that our Named Executive Officers comply with all applicable restrictive covenants.

Name	Benefit	(A) Involuntary Termination not in Connection with a Change in Control ($)		(B) Change in Control ($)(1)		(C) Involuntary Termination in Connection with a Change in Control ($)
James R. Scapa	Cash Severance	1,380,000	(1)	—		1,290,350	(2)
	Equity Acceleration	—		3,807,630	(3)	5,397,630	(4)(5)
	Continuation of Benefits	16,200	(6)	—		16,200	(7)

	Total	1,396,200		3,807,630		6,704,180

Howard N. Morof (12)	Cash Severance	375,600	(8)	—		875,600	(9)
	Equity Acceleration	—		660,663	(3)	1,021,381	(4)(5)
	Continuation of Benefits	16,200	(10)	—		16,200	(10)

	Total	391,800		660,663		1,913,181

Gilma Saravia	Cash Severance	125,000	(1)	—		398,417	(2)
	Equity Acceleration	—		1,133,275	(3)	1,133,275	(5)
	Continuation of Benefits	—		—		16,200	(7)

	Total	125,000		1,133,275		1,547,892

Amy Messano	Cash Severance	126,250	(1)	—		317,480	(2)
	Equity Acceleration	505,468	(11)	1,100,754	(3)	1,100,754	(5)
	Continuation of Benefits	4,050	(6)	—		16,200	(7)

	Total	635,768		1,100,754		1,434,434

Uwe Schramm	Cash Severance	265,000	(1)	—		324,667	(2)
	Equity Acceleration	—		870,279	(3)	1,338,481	(4)(5)
	Continuation of Benefits	12,150	(6)	—		16,200	(7)

	Total	277,150		870,279		1,679,348

(1)

The dollar amounts represent the estimated maximum amount of cash severance payable by the Company to Mr. Scapa, Ms. Saravia, Ms. Messano and Dr. Schramm pursuant to each of their Severance Agreements. The dollar amounts include (i) for Mr. Scapa, $830,000 for continued payment of twelve months’ base salary, plus a pro-rata bonus of $550,000, (ii) for Ms. Saravia, a pro-rata bonus of $125,000, (iii) for Ms. Messano, $66,250 for continued payment of three months’ base salary, plus a pro-rata bonus of $60,000, and (iv) for Dr. Schramm, $202,500 for continued payment of nine months’ base salary, plus a pro-rata bonus of $62,500. Each pro-rata bonus is calculated based on the executive’s target annual bonus for 2020. The pro-rata bonus amounts for Ms. Messano and Dr. Schramm reflect the portions of their target bonus paid after final bonus amounts were determined in the first quarter of our 2021 fiscal year. In each case, salary continuation payments would be paid in equal installments during the severance period, and the pro-rata bonus would be payable in a cash lump sum within thirty days following execution of a release of claims. No amount would have been payable to Ms. Saravia with respect to continued payment of base salary, as she had less than one year of continuous service with the Company as of December 31, 2020. For more information, see “Post-Employment Compensation”.

(2)

The dollar amounts represent the estimated maximum amount of cash severance payable by the Company to Mr. Scapa, Ms. Saravia, Ms. Messano and Dr. Schramm pursuant to each of their Severance Agreements. The dollar amounts include (i) for Mr. Scapa, $830,000 for continued payment of twelve months’ base salary, plus a pro-rata bonus of $460,350, (ii) for Ms. Saravia, $275,000 for continued payment of twelve months’ base salary, plus a pro-rata bonus of $123,417, (iii) for Ms. Messano, $265,000 for continued payment of twelve months’ base salary, plus a pro-rata bonus of $52,480, and (iv) for Dr. Schramm, $270,000 for continued payment of twelve months’ base salary, plus a pro-rata bonus of $54,667. Each pro-rata bonus is calculated based on the greater of (a) the executive’s annual bonus for 2020 (assuming maximum achievement of any individual and corporate performance goals), and (b) the executive’s target annual bonus for 2019, if applicable. The pro-rata bonus amounts for Ms. Messano and Dr. Schramm reflect the portions of their target bonus paid after final bonus amounts were determined in the first quarter of our 2021 fiscal year. In each case, salary continuation payments would be paid in equal installments during the severance period, and the pro-rata bonus would be payable in a cash lump sum within thirty days following execution of a release of claims. For more information, see “Post-Employment Compensation”.

(3)

Reflects the value of accelerated vesting of RSUs and stock options granted under the 2017 Plan based upon the closing price of our Class A common stock of $58.18 on December 31, 2020, less any applicable exercise price in the case of stock options. As of December 31, 2020, Mr. Scapa held 41,000 unvested RSUs and 55,000 unvested stock options under the 2017 Plan, Mr. Morof held 5,392 unvested RSUs and 25,885 unvested stock options under the 2017 Plan, Ms. Saravia held 10,000 unvested RSUs and 45,000 unvested stock options under the 2017 Plan, Ms. Messano held 8,688 unvested RSUs and 46,463 unvested stock options under the 2017 Plan, and Dr. Schramm held 4,782 unvested RSUs and 46,448 unvested stock options under the 2017 Plan. Change in control is defined in our 2017 Plan.

(4)

Reflects the value of accelerated vesting of stock options granted under the 2012 Plan based upon a closing price of our Class A common stock of $58.18 on December 31, 2020, less any applicable exercise price in the case of stock options. As of December 31, 2020, Mr. Scapa held 30,000 unvested stock options under the 2012 Plan, Mr. Morof held 6,806 unvested stock options under the 2012 Plan, and Dr. Schramm held 8,834 unvested stock options under the 2012 Plan. Change in control is defined in our 2012 Plan.

(5)	Includes the value reflected in column B.
(6)

The dollar amounts represent the approximate cost to the Company of reimbursement of medical benefits, assuming such medical benefits are continued for twelve months for Mr. Scapa, three months for Ms. Messano, and nine months for Dr. Schramm. No amount would have been reimbursable to Ms. Saravia, as she had less than one year of continuous service with the Company as of December 31, 2020. Such reimbursements are payable monthly, subject to the executive providing proof of payment. For more information, see “Post-Employment Compensation”.

(7)

The dollar amounts represent the approximate cost to the Company of reimbursement of medical benefits to Mr. Scapa, Ms. Saravia, Ms. Messano and Dr. Schramm, assuming such medical benefits are reimbursed for twelve months (the maximum period under the Severance Agreement). Such reimbursements are payable monthly, subject to the executive providing proof of payment. For more information, see “Post-Employment Compensation”.

(8)

Reflects (i) $325,000 for continued payment of 12 months’ salary plus (ii) a pro-rated bonus of $50,600. The pro-rata bonus amount reflects the fifty percent of Mr. Morof’s target bonus paid after final bonus amounts were determined in the first quarter of our 2021 fiscal year. Termination without cause and resignation with good reason are each defined in Mr. Morof’s employment letter.

(9)

Reflects (i) the amount in column A, plus (ii) a one-time $500,000 special bonus payable to Mr. Morof under his employment letter. The pro-rata bonus amount reflects the fifty percent of Mr. Morof’s target bonus paid after final bonus amounts were determined in the first quarter of our 2021 fiscal year. Termination without cause and resignation with good reason are each defined in Mr. Morof’s employment letter.

(10)	Reflects the approximate cost of Mr. Morof’s continued participation in our employee benefit programs for twelve months as if he were still employed as our chief financial officer.
(11)

Reflects the value of 100% accelerated vesting of any outstanding and unvested restricted stock unit awards held by Ms. Messano assuming a termination of her employment without “cause” or due to her resignation for “good reason” (each term as defined in the Severance Agreement). For more information, see “Post-Employment Compensation”.
(12)

The table above reflects potential payments to Mr. Morof pursuant to his employment letter had he not entered into a transition and separation and general release agreement. Mr. Morof’s employment with the Company terminated on March 16, 2021, and Mr. Morof entered into a transition and separation and general release agreement with the Company on January 15, 2021. For more information, see “Post-Employment Compensation”.

Grants of Plan-Based Awards in Fiscal Year 2020

The following table provides information regarding plan-based awards granted to our Named Executive Officers during 2020.

Name	Grant Date of Equity Awards	Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units(2) (#)		All other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(3)
		Threshold ($)	Target ($)	Maximum ($)
James R. Scapa	3/11/2020	—	550,000	—	16,000	(4)	—		—	$482,400
	3/11/2020	—	—	—	—		40,000	(6)	30.15	$409,155
Howard N. Morof	3/11/2020	—	150,000	—	1,885	(4)	—		—	$56,833
	3/11/2020	—	—	—	—		1,885	(6)	30.15	$19,281
	6/2/2020	—	—	—	—		12,000	(7)	39.82	$166,191
	12/2/2020	—	—	—	—		12,000	(8)	52.03	$218,972
Gilma Saravia	2/24/2020	—	125,000	—	10,000	(5)	—		—	$363,200
	6/2/2020	—	—	—	—		22,500	(7)	39.82	$311,609
	12/2/2020	—	—	—	—		22,500	(8)	52.03	$410,573
Amy Messano	3/11/2020	—	120,000	—	1,563	(4)	—		—	$47,124
	3/11/2020	—	—	—	—		1,563	(6)	30.15	$15,988
	6/2/2020	—	—	—	—		22,500	(7)	39.82	$311,609
	12/2/2020	—	—	—	—		22,500	(8)	52.03	$410,573
Uwe Schramm	3/11/2020	—	125,000	—	1,448	(4)	—		—	$43,657
	3/11/2020	—	—	—	—		1,448	(6)	30.15	$14,811
	6/2/2020	—	—	—	—		22,500	(7)	39.82	$311,609
	12/2/2020	—	—	—	—		22,500	(8)	52.03	$410,573

(1)

The amounts shown represent the target amount of potential cash bonus awards provided for under the Executive Bonus Program. The target amounts are pre-established as a fixed dollar amount. The target amounts are determined by the Compensation Committee; the Committee does not provide for a threshold amount or a limit on the maximum amount payable. Non-Equity Incentive Plan Awards made in 2020 related to 2019 performance, were earned in 2019 and thus are reflected in the Summary Compensation Table as 2019 compensation.

(2)	Represents restricted stock units granted under our 2017 Equity Incentive Plan.
(3)

The amounts in this column represent the aggregate grant date fair value of equity awards granted to the Named Executive Officer computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in determining the grant date fair value of our equity awards, see Note 12 in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2020, to which reference is hereby made.

(4)

These awards vest in equal installments over four years of service, with the first installment having vested on March 11, 2021. For information regarding the vesting acceleration provisions applicable to our Named Executive Officers’ equity awards, see “Potential Payments Upon Termination or Change in Control” above.

(5)

This award vests in equal installments over four years of service, with the first installment having vested on February 24, 2021. For information regarding the vesting acceleration provisions applicable to our Named Executive Officers’ equity awards, see “Potential Payments Upon Termination or Change in Control” above.

(6)

These awards vest in equal installments over four years of service, with the first installment having vested on March 11, 2021. For information regarding the vesting acceleration provisions applicable to our Named Executive Officers’ equity awards, see “Potential Payments Upon Termination or Change in Control” above.

(7)

These awards vest in equal installments over two years of service, with the first installment vesting on June 2, 2022 and the second installment vesting on June 2, 2023. For information regarding the vesting acceleration provisions applicable to our Named Executive Officers’ equity awards, see “Potential Payments Upon Termination or Change in Control” above.

(8)

These awards vest in equal installments over two years of service, with the first installment vesting on December 2, 2022 and the second installment vesting on December 2, 2023. For information regarding the vesting acceleration provisions applicable to our Named Executive Officers’ equity awards, see “Potential Payments Upon Termination or Change in Control” above.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding equity awards held by our Named Executive Officers as of December 31, 2020.

			Option awards				Stock awards
Name	Grant date		Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(1)
James R. Scapa	6/9/2017	(2)	—	30,000	5.18	6/8/2027	—	—
	2/19/2018	(3)	—	—	—	—	10,000	581,800
	3/22/2019	(4)	—	15,000	38.11	3/21/2029	15,000	872,700
	3/11/2020	(9)	—	40,000	30.15	3/11/2030	16,000	930,880
Howard N. Morof	6/9/2017	(2)	—	6,806	5.18	6/29/2027	—	—
	1/29/2018	(5)	—	—	—	—	1,034	60,158
	3/15/2019	(6)	—	—	—	—	2,473	143,879
	3/11/2020	(9)	—	1,885	30.15	3/11/2030	1,885	109,669
	6/2/2020	(11)	—	12,000	39.82	6/2/2030	—	—
	12/2/2020	(12)	—	12,000	52.03	12/2/2030	—	—
Gilma Saravia	2/24/2020	(10)	—	—	—	—	10,000	581,800
	6/2/2020	(11)	—	22,500	39.82	6/2/2030	—	—
	12/2/2020	(12)	—	22,500	52.03	12/2/2030	—
Amy Messano	1/7/2019	(7)	—	—	—	—	3,375	196,358
	7/31/2019	(8)	—	—	—	—	3,750	218,175
	3/11/2020	(9)	—	1,563	30.15	3/11/2030	1,563	90,935
	6/2/2020	(11)	—	22,500	39.82	6/2/2030	—	—
	12/2/2020	(12)	—	22,500	52.03	12/2/2030	—	—
Uwe Schramm	5/17/2016	(13)	934	—	3.64	5/16/2026	—	—
	6/9/2017	(2)	21,502	8,834	5.18	6/8/2027	—	—
	1/29/2018	(5)	—	—	—	—	1,034	60,158
	3/15/2019	(6)	—	—	—	—	2,300	133,814
	3/11/2020	(9)	—	1,448	30.15	3/11/2030	1,448	84,245
	6/2/2020	(11)	—	22,500	39.82	6/2/2030	—	—
	12/2/2020	(12)	—	22,500	52.03	12/2/2030	—	—

(1)

Represents the product of (i) $58.18 (which was the closing price of the Class A Common Stock —on December 31, 2020, the last trading day of fiscal 2020) and (ii) the number of shares of Class A Common Stock underlying the RSUs.

(2)

As initially granted, one-fourth of the Class A shares subject to the option granted to the employee on the grant date vested on June 9, 2018, June 9, 2019, and June 9, 2020 and one-fourth of the Class A shares subject to the option are scheduled to vest on June 9, 2021, subject to continued employment with us.

(3)

As initially granted, one-fourth of the RSUs vested on February 19, 2019, February 19, 2020, and February 19, 2021 and one-fourth of the RSUs will vest on February 19, 2022, subject to continued employment with us.

(4)

As initially granted, one-fourth of the RSUs and stock options vested on March 22, 2020 and March 22, 2021 and one-fourth of the RSUs and stock options will vest on each of the next two anniversaries of March 22nd, in each case, subject to continued employment with us.

(5)

As initially granted, one-fourth of the RSUs vested on January 29, 2019, January 29, 2020, and January 29, 2021 and one-fourth of the RSUs are scheduled to vest on January 29, 2022, subject to continued employment with us.

(6)

As initially granted, one-fourth of the RSUs vested on March 15, 2020 and March 15, 2021 and one-fourth of the RSUs will vest on each of the next two anniversaries of March 15th, in each case, subject to continued employment with us.

(7)

As initially granted, one-fourth of the RSUs vested on January 7, 2020 and January 7, 2021 and one-fourth of the RSUs will vest on each of the next two anniversaries of January 7th, in each case, subject to continued employment with us.

(8)

As initially granted, one-fourth of the RSUs vested on July 31, 2020 and one-fourth of the RSUs will vest on each of the next three anniversaries of July 31st, in each case, subject to continued employment with us.

(9)

As initially granted, one-fourth of the RSUs and stock options vested on March 11, 2021 and one-fourth of the RSUs and stock options will vest on each of the next three anniversaries of March 11th, in each case, subject to continued employment with us.

(10)

As initially granted, one-fourth of the RSUs vested on February 24, 2021 and one-fourth of the RSUs will vest on each of the next three anniversaries of February 24th, in each case, subject to continued employment with us.

(11)

One-half of the Class A shares subject to the option will vest on June 2, 2022 and one-half of the Class A shares subject to the option will vest on June 2, 2023, subject to continued employment with us.

(12)

One-half of the Class A shares subject to the option will vest on December 2, 2022 and one-half of the Class A shares subject to the option will vest on December 2, 2023, subject to continued employment with us.

(13)	All of the Class A shares subject to the option were fully vested as of May 17, 2020.

See the text following the heading above entitled “Potential Payments Upon Termination or Change in Control ” for a description of vesting acceleration applicable to stock options and RSUs held by our Named Executive Officers.

Option Exercises and Stock Vested For Fiscal Year 2020

The following table sets forth for each of our Named Executive Officers the number of shares acquired on the exercise of stock options and the number of shares acquired on the vesting of stock awards in fiscal year 2020.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
James R. Scapa	95,000	4,038,522	10,000	283,050
Howard N. Morof	8,530	293,310	1,343	36,929
Gilma Saravia	—	—	—	—
Amy Messano	—	—	2,375	83,563
Uwe Schramm	11,054	440,413	1,285	35,473

(1)	Value realized on exercise of options is based on the closing price of our Class A common stock on the date of exercise minus the exercise price.

Pension Benefits

We do not offer any defined benefit pension plans for our employees.

Nonqualified Deferred Compensation

We do not offer any nonqualified deferred compensation arrangements for our employees.

Equity Compensation Plans

We have granted outstanding equity awards under the Altair Engineering Inc. 2001 Non-Qualified Stock Option Plan (the “2001 NQSO Plan”), the Altair Engineering Inc. 2001 Incentive and Non-Qualified Stock Option Plan (the “2001 ISO and NQSO Plan”), the Altair Engineering Inc. 2012 Incentive and Non-Qualified Stock Option Plan (the “2012 Plan”) and the Altair Engineering Inc. 2017 Equity Incentive Plan (the “2017 Plan”). On a going forward basis, we expect to grant, and since adopting the 2017 Plan, have only granted, awards to eligible participants under the 2017 Plan.

401(k) Plan

We maintain a tax-qualified retirement plan, or our 401(k) Plan, that provides eligible employees in the United States with an opportunity to save for retirement on a tax-advantaged basis. Under the terms of our 401(k) Plan, participants are able to defer up to 80% of their eligible compensation subject to applicable annual Internal Revenue Service limits. Participants are immediately and fully vested in their own contributions. Our 401(k) Plan permits us to make discretionary matching contributions and discretionary profit-sharing contributions to eligible participants, subject to five year graded vesting: twenty percent (20%) vests after one year, forty percent (40%) after two years, sixty percent (60%) after three years, eighty percent (80%) after four years and 100% after five years. Our 401(k) Plan has an automatic enrollment feature for all employees hired on or after April 1, 2014, automatically withholding elective deferrals equal to 4% of eligible compensation, unless the participant affirmatively changes the deferral amount.

Pay Ratio Disclosure

As required by Item 402(u) of the SEC’s Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of

James R. Scapa, our Chief Executive Officer (our “CEO”). The pay ratio included in this information is a reasonable estimate, calculated in a manner consistent with Item 402(u) of Regulation S-K.

For the year ended December 31, 2020, our last completed fiscal year:

•

the median of the annual total compensation of all of our company’s employees (based on the annual total compensation of the previously determined median employee), other than our CEO, was $78,312; and

•	the annual total compensation of our CEO, as reported in the Summary Compensation Table presented elsewhere in this proxy statement, was $2,021,188.

Based on this information, for 2020, the ratio of the annual total compensation of Mr. Scapa, our CEO, to the median of the annual total compensation of all employees other than our CEO, was 25.8 to 1.

For purposes of calculating the above-referenced 2020 pay ratio, we used the same median employee that was identified in 2019, as we determined that there have been no changes in our employee population or employee compensation arrangements in 2020 that we believe would result in a significant change to our pay ratio. In 2019, to identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our “median employee” and our CEO, we took the following steps:

1. We determined that as of December 31, 2019, our employee population consisted of approximately 3,495 employees, approximately 39% of which are located in the U.S. Our employee population consisted of our full-time, part-time, contract and temporary employees.

2. To identify the “median employee” from our employee population, we compared the on-target compensation, substantially comparable to the W-2 Box 5 earnings, of all of our 1,373 United States employees and comparable earnings of our employees employed outside of the United States.

3. We identified our median employee using the above-mentioned earnings as our compensation measure, which was consistently applied to all our employees. In making our determination, we annualized the compensation of approximately 773 full-time and part-time employees who were hired by us during 2019 but did not work for us for the entire year.

We have combined all of the elements of such employee’s compensation for 2020 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $78,312. With respect to the annual total compensation of our CEO, we used the amount reported in the 2020 “Total” column of the Summary Compensation Table included in this proxy statement.

DIRECTOR COMPENSATION

Director Compensation Table 2020

Non-executive directors are entitled to receive fees for their services as directors. Non-executive directors are also eligible for equity awards under our 2017 Plan. We reimburse our non-executive directors for their reasonable out-of-pocket costs and travel expenses in connection with their attendance at board of directors and committee meetings. The table below shows the total compensation paid to or earned by each of our non-executive directors during fiscal 2020 for service on our board of directors and on committees of our board of directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(3)	All Other Compensation ($)	Total ($)
Dr. Mary Boyce	67,375	113,070	—	—	180,445
Stephen Earhart	67,375	113,070	—	—	180,445
Trace Harris	67,375	113,070	—	—	180,445
Jan Kowal(4)	67,375	113,070	—	—	180,445
Richard Hart	67,375	113,070	—	—	180,445

(1)

The amounts in this column represent the aggregate grant date fair value of equity awards granted to the non-employee directors in 2020, computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in determining the grant date fair value of our equity awards, see Note 12 in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2020, to which reference is hereby made.

(2)

As of December 31, 2020, Mr. Earhart, Ms. Harris, Mr. Kowal and Mr. Hart each held unvested restricted stock unit awards for 4,500 shares of our Class A common stock and Dr. Boyce held unvested restricted stock unit awards for 7,834 shares of our Class A common stock, each received as part of the annual director equity awards grant.

(3)

As of December 31, 2020, Mr. Earhart held unexercised options to purchase 4,000 shares of our Class A common stock, Ms. Harris held unexercised options to purchase 24,000 shares of our Class A common stock, Mr. Kowal held unexercised options to purchase 4,000 shares of our Class A common stock and Mr. Hart held unexercised options to purchase 16,000 shares of our Class A common stock.

(4)	Mr. Kowal will not be standing for reelection at the Annual Meeting.

For 2021, non-executive directors will be entitled to receive $40,000 for general board of director service, annual restricted stock unit grants (to be granted at the time of the Annual Meeting) covering 3,000 shares of Class A common stock, $20,000 for service as the chair of any of our four standing Board committees – Audit, Compensation, Nominating and Corporate Governance, and Technology – and $10,000 for service as a non-chair member of any of our four standing Board committees.

REPORT OF THE AUDIT COMMITTEE*

The undersigned members of the Audit Committee of the Board of Directors of Altair Engineering Inc. (the “Company”) submit this report in connection with the committee’s review of the financial reports of the Company for the fiscal year ended December 31, 2020 as follows:

1.	The Audit Committee has reviewed and discussed with management the audited financial statements for the Company for the fiscal year ended December 31, 2020.

2.

The Audit Committee has discussed with representatives of Ernst & Young LLP, the Company’s independent public accounting firm, the matters which are required to be discussed with them under the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

3.

The Audit Committee has discussed with representatives of Ernst & Young LLP, the Company’s independent public accounting firm, the auditors’ independence from management and the Company has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board.

In addition, the Audit Committee considered whether the provision of non-audit services by Ernst & Young LLP is compatible with maintaining its independence. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the Securities and Exchange Commission.

Audit Committee,

Steve Earhart, Chair

Trace Harris

Richard Hart

*

The foregoing report of the Audit Committee is not to be deemed “soliciting material” or deemed to be “filed” with the Securities and Exchange Commission (irrespective of any general incorporation language in any document filed with the Securities and Exchange Commission) or subject to Regulation 14A of the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent we specifically incorporate it by reference into a document filed with the Securities and Exchange Commission.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of February 28, 2021 (the “Beneficial Ownership Date”) with respect to the beneficial ownership of Class A common stock and Class B common stock of Altair by the following: (i) each of Altair’s current directors; (ii) each of Altair’s Named Executive Officers; (iii) all of Altair’s current executive officers and directors as a group; and (v) each other person known by Altair to own beneficially more than five percent (5%) of the outstanding shares of the Company’s Class A common stock or Class B common stock.

The amounts and percentage of shares of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of the Beneficial Ownership Date (“Presently Exercisable Options”), if any, are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

The table reflects 44,885,040 shares of Class A and 29,770,732 shares of Class B common stock outstanding as of the Beneficial Ownership Date plus any shares issuable upon exercise of Presently Exercisable Options held by such person or entity.

Except as otherwise noted below, the address for persons listed in the table is c/o Altair Engineering Inc. at 1820 E Big Beaver Rd, Troy MI 48083.

	Class A Common Stock		Class B Common Stock		Percent of Total Voting Power
Name of Beneficial Owner	Shares	%	Shares	%	%
5% Stockholders:
George J. Christ(1)	—	—	11,900,732	39.97	34.74
Matrix Capital Management Company LP(2)	5,155,025	11.49	—	—	1.51
BlackRock, Inc.(3)	4,285,163	9.55	—	—	1.25
The Vanguard Group, Inc.(4)	4,050,822	9.03	—	—	1.18

Named Executive Officers and Directors
James R. Scapa(5)	93,551	*	17,870,000	60.03	52.19
Howard N. Morof(6)	447,586	1.00	—	—	*
Dr. Uwe Schramm(7)	61,509	*	—	—	*
Steve Earhart(8)	48,500	*	—	—	*
Trace Harris(9)	28,500	*	—	—	*
Jan Kowal(10)	20,500	*	—	—	*
Richard Hart(11)	20,500	*	—	—	*
Dr. Mary Boyce(12)	17,084	*	—	—	*
Amy Messano(13)	3,154	*	—	—	*
Gilma Saravia(14)	2,500	*	—	—	*
All executive officers and directors as a group (19 individuals)(15)	989,891	1.61	17,870,000	60.03	52.51

(*)	Represents beneficial ownership of less than 1%.

(1)

Consists of (i) 6,956,728 shares of Class B common stock held of record by George J. Christ and Deborah M. Christ, as trustees of the Christ Revocable Trust dated May 8, 2015, and (ii) 4,944,004 shares of Class B common stock held of record by GC Investments, LLC. Mr. Christ is the manager of GC Investments, LLC and has voting and investment power over the securities held by GC Investments, LLC.

(2)

The address of the stockholder is Bay Colony Corporate Center, 1000 Winter Street, Suite 4500, Waltham, MA 02451. Matrix Capital Management Company LP (“Matrix Capital Management”) is the investment advisor to Matrix Capital Management Master Fund, LP (the “Matrix Fund”). Mr. David E. Goel serves as the Managing General Partner of Matrix Capital Management. Based on a Schedule 13G filed with the SEC on February 16, 2021, the filing persons have shared power to vote or to direct the vote of 5,155,025 shares and the shared power to dispose of or to direct the disposition of 5,155,025 shares.

(3)

The address of the stockholder is 55 East 52nd Street, New York, New York 10055. Based on a Schedule 13G/A filed with the SEC on January 29, 2021, the filing person has the sole power to vote or to direct the vote of 4,200,500 shares and the sole power to dispose of or to direct the disposition of 4,285,163 shares.

(4)

The address of the stockholder is 100 Vanguard Blvd., Malvern, PA 19355. Based on a Schedule 13G/A filed with the SEC on February 8, 2021, the filing person has the sole power to vote or direct the vote and the shared power to vote or direct the vote of 98,861 shares (as a result of its subsidiary’s serving as an investment management of collective trust accounts) and the sole power to dispose of or to direct the disposition of and the shared power to dispose of or direct the disposition of 4,050,822 shares.

(5)

With respect to the Class A Common Stock, includes (i) 15,000 shares subject to options exercisable for Class A common stock within 60 days of the Beneficial Ownership Date and (ii) 9,000 shares subject to a restricted stock unit award that vests subject to time based-vesting conditions that will be satisfied within 60 days of the Beneficial Ownership Date. With respect to the Class A Common Stock, excludes 70,000 shares subject to options exercisable for Class A common stock and 27,000 shares of Class A common stock subject to a restricted stock unit award which vest subject to time-based vesting conditions that will not be satisfied within 60 days of the Beneficial Ownership Date. With respect to the Class B Common Stock, consists of (i) 10,795,996 shares of Class B common stock held of record by Mr. Scapa as trustee of the James R. Scapa Declaration of Trust dated March 5, 1987, and (ii) 7,074,004 shares of Class B common stock held of record by JRS Investments, LLC. Mr. Scapa is the manager of JRS Investments, LLC and has voting and investment power over the securities held by JRS Investments, LLC.

(6)

Includes (i) 293,555 shares of Class A common stock held of record by Mr. Morof as trustee of the Howard N. Morof Revocable Trust dated August 7, 1992, (ii) 141,080 shares of Class A common stock held of record by Mr. Morof as trustee of the Howard N. Morof Irrevocable Grantor Trust dated September 11, 2017, (iii) 9,318 shares subject to options that will be exercisable within 60 days of the Beneficial Ownership Date, including 8,847 options for Class A common stock that vest due to the acceleration of vesting provided for in the separation agreement with Mr. Morof discussed in ‘Post-Employment Compensation’ above, and (iv) 3,633 shares of Class A common stock subject to a restricted stock unit award that vests subject to time based-vesting conditions that will be satisfied within 60 days of the Beneficial Ownership Date, including 2,337 shares of Class A common stock that vests due to the acceleration of vesting provided for in the separation agreement with Mr. Morof discussed in ‘Post-Employment Compensation’ above. Excludes 12,943 options for Class A common stock, and 1,766 shares of Class A common stock subject to restricted stock unit awards, each of which vest subject to time-based vesting conditions that will not be satisfied within 60 days of the Beneficial Ownership Date. Mr. Morof was our CFO until March 16, 2021. At the close of business on March 16, 2021, Matthew Brown became our CFO.

(7)

Includes (i) 22,798 shares subject to options exercisable for Class A common stock within 60 days of the Beneficial Ownership Date, 22,436 of which are vested as of such date and 362 of which shall vest within 60 days of the Beneficial Ownership Date and (ii) 1,129 shares of Class A common stock subject to a restricted stock unit award that vests subject to time-based vesting conditions that will be satisfied within 60 days of the Beneficial Ownership Date. Excludes (i) 54,920 shares subject to options exercisable for Class A common stock and (ii) 3,136 shares of Class A common stock subject to restricted stock unit awards, each of which vest subject to time-based vesting conditions that will not be satisfied within 60 days of the Beneficial Ownership Date.
(8)

Includes of 4,000 shares subject to options exercisable for Class A common stock within 60 days of the Beneficial Ownership Date, all of which are vested as of such date. Excludes 4,500 shares of Class A common stock subject to a restricted stock unit award that vests subject to time-based vesting conditions that will not be satisfied within 60 days of the Beneficial Ownership Date.

(9)

Includes 24,000 shares subject to options exercisable for Class A common stock within 60 days of the Beneficial Ownership Date, all of which are vested as of such date. Excludes 4,500 shares of Class A common stock subject to a restricted stock unit award that vests subject to time-based vesting conditions that will not be satisfied within 60 days of the Beneficial Ownership Date.

(10)

Includes 4,000 shares subject to options exercisable for Class A common stock within 60 days of the Beneficial Ownership Date, all of which are vested as of such date. Excludes 4,500 shares of Class A common stock subject to a restricted stock unit award that vests subject to time-based vesting conditions that will not be satisfied within 60 days of the Beneficial Ownership Date. Mr. Kowal will not be standing for reelection at the annual meeting.

(11)

Includes 16,000 shares subject to options exercisable for Class A common stock within 60 days of the Beneficial Ownership Date, all of which are vested as of such date. Excludes 4,500 shares of Class A common stock subject to a restricted stock unit award that vests subject to time-based vesting conditions that will not be satisfied within 60 days of the Beneficial Ownership Date.

(12)

Includes 3,334 shares of Class A common stock subject to a restricted stock unit award that vests within 60 days of the Beneficial Ownership Date. Excludes 4,500 shares of Class A common stock subject to restricted stock unit award that vest subject to time-based vesting conditions that will not be satisfied within 60 days of the Beneficial Ownership Date.

(13)

Includes (i) 391 shares subject to options exercisable for Class A common stock within 60 days of the Beneficial Ownership Date and (iii) 391 shares of Class A common stock subject to a restricted stock unit award that vests within 60 days of the Beneficial Ownership Date. Excludes (i) 46,172 shares subject to options exercisable for Class A common stock and (ii) 7,172 shares of Class A common stock subject to restricted stock unit awards, each of which vest subject to time-based vesting conditions that will not be satisfied within 60 days of the Beneficial Ownership Date.

(14)

Excludes (i) 45,000 shares subject to options exercisable for Class A Common stock and (ii) 7,500 shares of Class A common stock subject to restricted stock unit awards, each of which vest subject to time-based vesting conditions that will not be satisfied within 60 days of the Beneficial Ownership Date.

(15)

Consists of (i) 725,927 shares of Class A common stock beneficially owned by our executive officers and directors, (ii) 17,870,000 shares of Class B common stock beneficially owned by our executive officers and directors, (iii) 236,836 shares subject to options exercisable for Class A common stock within 60 days of the Beneficial Ownership Date, 207,828 of which are vested as of such date and 29,008 of which shall vest within 60 days of the Beneficial Ownership Date, and (iv) 27,128 shares subject to restricted stock unit awards exercisable for Class A common stock that will vest within 60 days of the Beneficial Ownership Date. Excludes 645,739 shares subject to options exercisable for Class A common stock, and 120,669 shares of Class A common stock subject to restricted stock unit awards that vest subject to time-based vesting conditions and that will not be satisfied within 60 days of the Beneficial Ownership Date.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information with respect to our compensation plans under which the issuance of Altair Engineering Inc. securities were authorized as of December 31, 2020.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a) (c)(2)
Equity compensation plans approved by security holders(1)	8,717,001	$22.43	4,918,616
Equity compensation plans not approved by security holders	—	—	—

Total	8,717,001	$22.43	4,918,616

(1)	The amounts shown in this row include securities under the Altair Engineering Inc. 2001 NQSO Plan, the 2001 ISO and NQSO Plan, the 2012 Plan and the 2017 Plan.
(2)

In accordance with the “evergreen” provision in our 2017 Plan, an additional 2,229,799 shares of our Class A common stock were automatically made available for issuance on the first day of 2021, which represents 3% of the number of shares of both our Class A common stock and Class B common stock outstanding on December 31, 2020; these shares are excluded from this calculation.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive, officers, and persons who are beneficial owners of more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission, or the SEC. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us, and written representations that no other reports were required during the fiscal year ended December 31, 2020, all reports required to be filed under Section 16(a) during 2020 were filed on a timely basis, except as follows: On one occasion in 2020, officer Gilma Saravia inadvertently failed to file a Form 4 with the SEC reporting the acquisition of restricted stock units and on one occasion in 2019, director Jan Kowal inadvertently filed a late Form 4 reporting the exercise of a stock option and inadvertently reported the incorrect number of options that were exercised on that Form 4.

TRANSACTIONS WITH RELATED PERSONS

Other than compensation arrangements for our Named Executive Officers and directors, we describe below each transaction or series of similar transactions, since January 1, 2020, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•

any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Compensation arrangements for our Named Executive Officers and directors are described in the section entitled “Executive Compensation.”

Indemnification of Officers and Directors

We have entered into indemnification agreements with each of our current directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and executive officers.

Policies and Procedures for Related Party Transactions

Our audit committee has the primary responsibility for the review, approval and oversight of any “related party transaction,” which is any transaction, arrangement, or relationship (or series of similar transactions, arrangements, or relationships) in which we are, were, or will be a participant and the amount involved exceeds $120,000, and in which the related person has, had, or will have a direct or indirect material interest. Under our related party transaction policy, our management will be required to submit any related person transaction not previously approved or ratified by our audit committee to our audit committee. In approving or rejecting the proposed transactions, our audit committee will take into account all of the relevant facts and circumstances available. No member of the Audit Committee will participate in any review, consideration or approval of any related person transaction with respect to which such member or any of his or her immediate family members is the related person.

We employ certain members of the family of our CEO James Scapa, including three family members whose aggregate compensation for the year ended December 31, 2020 exceeded $120,000: Stephanie Buckner (Mr. Scapa’s daughter), a Senior Vice President, received a salary of $165,938 and a bonus of $84,360 for 2020; Thomas Leemhuis (Mr. Scapa’s son-in-law), received a salary of $127,664, a commission of $99,701, and a car allowance of $6,000 for 2020; and Christian Buckner (Mr. Scapa’s son-in-law and the husband of Stephanie Buckner), a Director of Product Management, received a salary of $168,457 for 2020. In addition, we have entered into a severance agreement with Stephanie Buckner comparable to the severance agreements entered into with other executive officers; see “Post Employment Compensation” above. The Audit Committee has reviewed the retention of each member of Mr. Scapa’s family who is employed by the Company and has determined that in each such case, the retention of such family member is in the Company’s best interests and that her or his compensation is appropriate. Any increases in such compensation and/or material changes in the terms of such employment will be subject to Audit Committee approval.

PROPOSAL 2: APPROVAL OF THE ALTAIR ENGINEERING INC. 2021 EMPLOYEE STOCK PURCHASE PLAN

We are requesting that stockholders approve the Altair Engineering Inc. 2021 Employee Stock Purchase Plan, a copy of which is attached to this proxy statement as Appendix B (the “ESPP”). The ESPP was adopted by the Board of Directors on February 16, 2021, subject to shareholder approval of this Proposal 2. If approved, the initial offering period under the ESPP is expected to commence on July 15, 2021. The Board of Directors recommends approval of the ESPP in order to provide our employees with the ability to invest in the Company’s Class A Common Stock at an attractive price. As a result, the ESPP is expected to help us align our employees’ interests with those of our stockholders and also assist us in recruiting, retaining and motivating qualified personnel who help us achieve our business goals, ultimately creating long-term value for our stockholders.

ESPP Terms

The ESPP permits employees of the Company and its designated subsidiaries to purchase Class A Common Stock at a discount from fair market value, subject to a maximum discount of 15%, the limit set by the Internal Revenue Code (the “Code”) and by the ESPP. Sales of shares under the ESPP may be made pursuant to offerings that are intended to satisfy the requirements of Section 423 of the Code (the “423 Component”) or offerings that are not intended to satisfy the requirements of Section 423 (the “Non-423 Component”).

The following is a summary of the principal features of the ESPP. This summary does not purport to be a complete description of all of the provisions of the ESPP, and is qualified in its entirety by reference to the full text of the ESPP.

Administration

The ESPP will be administered by the Compensation Committee of our Board of Directors. Subject to the provisions of the ESPP, the administrator of the ESPP has full authority and discretion to construe, interpret, and apply the terms of the ESPP, and to establish such procedures that it deems necessary for the administration of the ESPP. Among other things, the Compensation Committee may adopt rules, procedures, or sub-plans applicable to particular subsidiaries or employees in particular locations that allow for participation in the ESPP in a manner that may not comply with the requirements of Section 423 of the Code.

The Compensation Committee’s decisions are, to the full extent permitted by law, final and binding upon all parties. The Compensation Committee may delegate ministerial duties to any of the Company’s employees or to third party servicers.

Eligibility and participation

The ESPP allows employees of the Company and its designated subsidiaries to participate, subject to the Compensation Committee’s discretion to exclude employees (i) if they have not completed at least 2 years of service since their last hire date (or such lesser period of time as may be determined by the Compensation Committee in its discretion), (ii) if they do not customarily work more than 20 hours per week (or such lesser period of time as may be determined by the Compensation Committee in its discretion), (iii) if they customarily work less than 5 months per calendar year (or such lesser period of time as may be determined by the Compensation Committee in its discretion), or (iv) if they fit within a category of highly compensated employees (within the meaning of Section 414(q) of the Code). In addition, employees who are citizens or residents of a non-U.S. jurisdiction may be excluded from participation in the ESPP or an offering under the ESPP if the participation of such employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the ESPP or an offering to violate Section 423 of the Code. In the case of the Non-423 Component, eligible employees may be excluded from participation in the ESPP or an offering if the Compensation Committee has determined that participation of such eligible employee is not advisable or practicable.

ESPP participants may authorize payroll deductions to be applied toward the purchase of the Company’s Class A Common Stock, in an amount not exceeding 15% of their eligible compensation, or a fixed dollar amount of their eligible compensation that annualizes to $25,000, whichever is lower. For this purpose, eligible compensation generally includes base salary or regular hourly wages. The Administrator may establish a different definition of compensation on a uniform and nondiscriminatory basis, and may decrease the size of contributions to 0% at any time during an offering period to the extent necessary to comply with Section 423(b)(8) of the Code and other applicable terms of and limitations under the ESPP.

Offerings

The ESPP provides for separate offering periods of up to twenty-seven months in duration. The length of each offering period will be determined by the Compensation Committee prior to the commencement of such offering period. Within each offering period, the Compensation Committee may establish purchase periods, which may be up to twelve months in duration and shall be established prior to the commencement of each offering period. Thus, there may be multiple purchase periods in any offering period. The Company may have more than one offering period in effect at any time. It is anticipated that the first offering period and first purchase period will be six months in duration.

Payroll deductions, purchase price, and shares purchased

An employee must submit a subscription agreement authorizing contributions before the start of an offering period in order to participate in the offers for each of the purchase periods in that offering period, or follow an electronic or other enrollment procedure determined by the Compensation Committee. On the last business day of each purchase period, the employee will be deemed to have exercised the right to purchase as many shares as the employee’s payroll deduction will allow at the purchase price. The purchase price for each purchase period is equal to a specified percentage of the lower of (x) the fair market value of a share of our Class A Common Stock on the first regular business day of the offering period and (y) the fair market value of a share of our Class A Common Stock on the last regular business day of the purchase period. The Compensation Committee will set that percentage prior to the commencement of the offering period, in time for employees to determine whether or not they wish to participate. The percentage, which operates as a discount, will not be less than 85% or more than 100%, and is anticipated to be 85% for the initial offering period and for each subsequent offering period, unless otherwise determined by the Compensation Committee. For purposes of the ESPP, unless otherwise determined by our Compensation Committee, fair market value means, as of any date, the closing price of our Company’s Class A common stock on the immediately preceding trading day. The closing price per share of our Class A Common Stock as reported on the NASDAQ Stock Market on April 1, 2021 was $63.32.

No employee will be granted a right to purchase our Class A Common Stock under the ESPP (i) if such employee, immediately after such grant, would own capital stock of the Company or any of its parents or subsidiaries and/or shares possessing 5% or more of the total combined voting power or value of the Company’s Class A Common Stock and Class B Common Stock or (ii) to the extent that his or her rights to purchase stock under the Company’s employee stock purchase plans accrues at a rate which exceeds $25,000 worth of stock (determined at the fair market value of the shares at the time such purchase right is granted) for each calendar year in which the purchase right is outstanding. In addition, no employee will be permitted to purchase during each purchase period more than 1,000 shares of the Company’s Class A Common Stock (or such lesser number as our Compensation Committee determinates in advance of an offering period), subject to adjustment pursuant to the terms of the ESPP.

An example

Assume that:

•	an offering period commences on July 15, 2021 and continues to January 14, 2022;

•	the applicable market price on July 15, 2021 is $60 per share;

•	the applicable market price on January 14, 2022 is $68 per share; and

•

the specified percentage is 85% (in effect, a 15% discount against the lower of the applicable market price on (x) the first day of the offering period and (y) the last trading day of the offering period ).

Under these assumptions, shares would be purchased at the end of the offering period at a price equal to 85% of $60 (or $51), since the applicable market price at the commencement of the offering period is less than the applicable market price as of the end of the offering period.

Withdrawal and termination of employment

Unless otherwise determined by the Compensation Committee, during a purchase period, an employee may not decrease the rate of his or her contributions (but may withdraw from participation). Upon withdrawal, the amount in the employee’s account will be refunded without interest (except as required by law). An employee who has withdrawn from participation in an offering may not participate again in that same offering. In order to participate in a subsequent offering, the participant will be required to re-enroll in the ESPP in accordance with the ESPP’s enrollment procedures.

Upon termination of employment for any reason, the employee’s participation in the ESPP will immediately terminate and the payroll deductions credited to the employee’s account that have not been used to purchase shares of our Class A Common Stock will be returned to him or her without interest (except as required by law) and such employee’s participation in the ESPP will automatically terminate.

Transferability

No participant is permitted to assign, transfer, pledge, or otherwise dispose of either the payroll deductions credited to his or her account or any rights with regard to the exercise of a right to purchase our shares of Class A Common Stock or to receive shares of our Class A Common Stock under the ESPP other than by will or the laws of descent and distribution or pursuant to designation of beneficiary provisions set forth in the ESPP. During the participant’s lifetime, only the participant can exercise his or her right to purchase our Class A Common Stock under the ESPP.

Adjustments upon changes in capitalization; merger or change in control

In the event any change in the structure of the Company affecting our Class A Common Stock occurs, such as a reorganization, recapitalization, stock split, reverse stock split, dividend or other distribution (excluding any regular quarterly cash dividend should the Company institute a policy of paying regular quarterly cash dividends), combination, merger, consolidation, split-up, spin-off, repurchase, or exchange of our Class A Common Stock or other securities of the Company, or other similar event, the Compensation Committee will make, in such manner as it may deem equitable, an appropriate adjustment in the number, class, and purchase price of shares available for purchase under the ESPP, and in the number of shares an employee is entitled to purchase.

In the event of a merger or change in control, each outstanding right to purchase our Class A Common Stock will be assumed or an equivalent right to purchase our Class A Common Stock will be substituted by the successor corporation or a parent or subsidiary of the successor corporation, unless the successor corporation refuses to assume or substitute the right to purchase. If the successor corporation refuses to assume or substitute the right to purchase, the Compensation Committee can shorten the offering period then in effect by setting a new exercise date before the effective date of the merger or change in control, and the right to purchase will automatically be exercised on that date unless the participant has withdrawn from the offering. Alternatively, in the event of a merger or change in control, the Compensation Committee can terminate the current offering period and refund accumulated payroll deductions to participants.

Amendment and termination of the employee stock purchase plan

The Compensation Committee may at any time amend, suspend, or terminate the ESPP. The ESPP will become effective upon the occurrence of its approval by our stockholders and will continue in effect for a term of ten years, subject to earlier termination at the discretion of the Compensation Committee.

U.S. Federal income tax consequences

The following discussion is only a summary of the general U.S. federal income tax rules applicable to purchases offered by the Company and certain of its designated subsidiaries under the 423 Component based on current U.S. federal income tax law. The following discussion does not purport to be complete, and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which a participant may reside. Employees should consult their own tax advisors.

The ESPP and the right of participants to make purchases under it (other than under the Non-423 Component) are intended to qualify under the provisions of Code Sections 421 and 423. Under those provisions, no income will be taxable to a participant at the time of grant of the right to purchase or the purchase of shares. However, a participant may become liable for tax upon disposition of shares acquired under the ESPP, and the tax consequences will depend on how long a participant has held the shares prior to disposition.

If the shares are disposed of (a) more than two years after the date of the beginning of the offering period and (b) more than one year after the stock is purchased in accordance with the ESPP, the following tax consequences generally will apply. The lesser of (a) the excess of fair market value of the shares at the time of such disposition over the purchase price of the shares (the “purchase price”), or (b) the excess of the fair market value of the shares at the time the right to purchase was granted over the purchase price (which purchase price will be computed as of the first day of the offering period) will be taxed as ordinary income to the participant. Any further gain upon disposition generally will be taxed at long-term capital gain rates. If the shares are sold and the sales price is less than the purchase price, there is no ordinary income and the participant generally has a long-term capital loss equal to the difference. If an employee holds the shares for the holding periods described above, no deduction in respect of the disposition of such shares will be allowed to the Company.

If the shares are sold or disposed of before the expiration of either the two year or the one year holding periods described above, the following tax consequences generally will apply. The amount by which the fair market value of the shares on the date the right to purchase is exercised (which is hereafter referred to as the “exercise date”) exceeds the purchase price will be taxed as ordinary income to the participant. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale. The balance of any gain will be taxed as capital gain and will qualify for long-term capital gain treatment if the shares have been held for more than one year following the exercise of the right to purchase. If the shares are sold for an amount that is less than their fair market value as of the exercise date, the participant recognizes ordinary income equal to the excess of the fair market value of the shares on the exercise date over the purchase price, and the participant may recognize a capital loss equal to the difference between the sales price and the value of such shares on the exercise date. The Company, in the event of a disqualifying disposition, will be allowed a deduction for federal income tax purposes equal to the ordinary income realized by the disposing employee.

Currently, the Company is not required to withhold federal income taxes upon the exercise of rights to purchase under plans qualifying under Code Sections 421 and 423.

Shares available for issuance; Participation

A total of 3,200,000 shares of the Company’s Class A Common Stock will be reserved for issuance under the ESPP. Shares available for issuance pursuant to the ESPP may consist, in whole or in part, of shares of our Class A Common Stock purchased in the open market, treasury shares of Class A Common Stock, or authorized and unissued shares of our Class A Common Stock.

Except for employees of our subsidiaries that our Compensation Committee has determined will not be eligible to participate, all of our employees will be eligible to participate in the ESPP. As of April 1, 2021, the approximate number of employees we expect to be eligible to participate in the ESPP is 2,740. Non-employee directors and non-employee consultants and advisors are not eligible to participate in the ESPP. The Compensation Committee has determined that employees of the Company’s Subsidiaries, other than employees of Altair Products Design Inc., will be eligible to participate in the ESPP, subject to the requirements of applicable law. As participation in the ESPP is voluntary, the Company cannot determine how many eligible employees (including officers and executive officers) will participate in the ESPP.

New plan benefits

The amounts of future purchases under the ESPP are not determinable because participation is voluntary, participation levels depend on each participant’s elections and the restrictions of Code Section 423 and the ESPP, and the per-share purchase price depends on the future value of our Class A Common Stock. The Company has not operated an employee stock purchase plan previously and thus cannot provide data regarding prior purchases.

Vote required and board recommendation

The affirmative vote of a majority of the voting power of the shares of our Class A Common Stock present or represented by proxy and entitled to vote, is required for approval of the ESPP.

The Board of Directors recommends a vote FOR approval of the Altair Engineering Inc. 2021 Employee Stock Purchase Plan.

PROPOSAL 3: ADVISORY VOTE ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

In accordance with applicable federal securities laws, we are asking stockholders to vote, on an advisory basis, on the approval of the compensation of our Named Executive Officers as disclosed in this proxy statement, including the Compensation Discussion and Analysis, the various compensation tables and the related narrative disclosures.

The Board and the Compensation Committee believe that our company’s compensation policies and practices are effective in achieving our goals of motivating and retaining our executives by motivating and rewarding excellence in individual and Company performance and aligning our executives’ interests with those of our stockholders.

Proposal 3 is advisory and non-binding on our Board. However, the Board and the Compensation Committee will review and consider the results of this vote when evaluating our executive compensation program.

Proposal 3 is as follows:

“Resolved, that the compensation of the Named Executive Officers of Altair Engineering Inc., as described in the Company’s proxy statement for the 2021 Annual Meeting of Shareholders, including the Compensation Discussion and Analysis, the various compensation tables and the related narrative disclosures, is hereby approved.”

The Board of Directors recommends a vote “FOR” Proposal 3.

PROPOSAL 4: RATIFICATION OF THE APPOINTMENT OF OUR REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has reappointed Ernst & Young LLP as our independent registered public accounting firm to audit the financial statements of Altair for the fiscal year ending December 31, 2021, and has further directed that management submit their selection of independent registered public accounting firm for ratification by our stockholders at the Annual Meeting. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as a public registered accounting firm.

Principal Accountant Fees and Services

The following table summarizes the fees paid for professional services rendered by Ernst & Young LLP, our independent registered public accounting firm, for each of the last two fiscal years:

Fee Category	2020	2019
	(In thousands)
Audit Fees	$2,712	$3,856
Audit-Related Fees	—	—
Tax Fees	$575	$545
All Other Fees	—	—

Total Fees	$3,287	$4,401

Audit Fees

Represents fees, including out of pocket expenses, for professional services provided in connection with the audit of our annual financial statements, the review of our quarterly financial statements, accounting consultations or advice on accounting matters necessary for the rendering of an opinion on our financial statements, services provided in connection with the offerings of our securities and audit services provided in connection with other statutory or regulatory filings.

Audit-Related Fees

Audit-related fees represent assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, including financial due diligence related to business acquisitions.

Tax Fees

Tax fees represent fees billed for tax compliance, consultation, due diligence related to business acquisitions and planning services.

Pre-Approval Policy and Procedures

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent auditors. The Audit Committee has established a policy regarding pre-approval of all auditing services and the terms thereof and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or the applicable rules of the SEC or the Public Company Accounting Oversight Board) to be provided to us by the independent auditor. However, the pre-approval requirement may be waived with respect to the provision of non-audit services for us if the “de minimus” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied.

The Audit Committee has considered whether the provision of Tax Fees as described above is compatible with maintaining Ernst & Young LLP’s independence and has determined that such services for fiscal years 2019 and 2020 were compatible. All such services were approved by the Audit Committee pursuant to Rule 2-01 of Regulation S-X under the Exchange Act to the extent that rule was applicable.

Review of Financial Statements

The Audit Committee is responsible for reviewing and discussing the audited financial statements with management, discussing with the independent registered public accountants the matters required by Auditing Standard No. 1301, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board (“PCAOB”), receiving written disclosures from the independent registered public accountants required by applicable requirements of the PCAOB regarding the independent registered public accountants’ communications with the Audit Committee concerning independence, discussing with the independent registered public accountants their independence, and recommending to the Board that the audited financial statements be included in our annual report on Form 10-K.

Attendance at Annual Meeting

Representatives of Ernst & Young LLP will be present at the Annual Meeting and will be available to respond to appropriate questions from stockholders.

The Board of Directors recommends a vote “FOR” Proposal 4.

STOCKHOLDER PROPOSALS

Stockholder Proposals for 2022 Annual Meeting

Any stockholder proposals submitted, in reliance on Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for inclusion in Altair’s proxy statement and form of proxy for our 2022 Annual Meeting of Stockholders, must be received by the Company no later than December 10, 2021 in order to be considered for inclusion in our proxy statement and form of proxy. Such proposal must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal shall be mailed to: Altair Engineering Inc., 1820 East Big Beaver Road, Troy, Michigan 48083, Attn.: Secretary.

Our by-laws state that a stockholder must provide timely written notice of a proposal to be brought before the meeting and supporting documentation as well as be present at such meeting, either in person or by a representative. For our 2022 Annual Meeting of Stockholders, a stockholder’s notice shall be timely received by Altair at our principal executive office if received no later than February 23, 2022 and no earlier than January 24, 2022, provided, however, that in the event the Annual Meeting is scheduled to be held on a date more than 30 days before the anniversary date of the immediately preceding Annual Meeting of Stockholders (the “Anniversary Date”) or more than 60 days after the Anniversary Date, a stockholder’s notice shall be timely if received by Altair at our principal executive office not later than the close of business on the later of (i) the 90th day prior to the scheduled date of such Annual Meeting; and (ii) the 10th day following the day on which such public announcement of the date of such Annual Meeting is first made by Altair. Proxies solicited by our Board will confer discretionary voting authority with respect to these proposals, subject to the SEC’s rules and regulations governing the exercise of this authority. Any such proposal shall be mailed to: Altair Engineering Inc., 1820 East Big Beaver Road, Troy, Michigan 48083, Attn.: Secretary.

ANNUAL REPORT

Copies of our Annual Report on Form 10-K (including our audited financial statements) filed with the SEC may be obtained without charge by writing to Altair Engineering Inc., 1820 East Big Beaver Road, Troy, Michigan 48083, Attn.: Secretary. Exhibits to the Form 10-K will be mailed upon similar request and payment of specified fees to cover the costs of copying and mailing such materials.

Our audited financial statements for the fiscal year ended December 31, 2020 and certain other related financial and business information are contained in our 2020 Annual Report to Stockholders, which is being made available to our stockholders along with this proxy statement, but which is not deemed a part of the proxy soliciting material.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this Proxy Statement may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of this Proxy Statement to any stockholder upon written or oral request to: 1820 East Big Beaver Road, Troy, Michigan 48083, Attn.: Secretary or by phone at (248) 614-2400 x 453. Any stockholder who wants to receive a separate copy of this Proxy Statement, or of our proxy statements or annual reports in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the address and phone number above.

OTHER MATTERS

As of the date of this proxy statement, the Board does not intend to present at the Annual Meeting of Stockholders any matters other than those described herein and does not presently know of any matters that will be presented by other parties at the Annual Meeting. If any other matter requiring a vote of the stockholders should come before the meeting, it is the intention of the persons named in the proxy to vote with respect to any such matter in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.

By Order of the Board of Trustees

/s/ James R. Scapa
James R. Scapa,
Chairman and Chief Executive Officer

April 9, 2021

Troy, Michigan

APPENDIX A

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures

Adjusted EBITDA. We define Adjusted EBITDA as net income (loss) adjusted for income tax expense (benefit), interest expense, interest income and other, depreciation and amortization, stock-based compensation expense, restructuring charges, asset impairment charges and other special items as determined by management. The following table provides a reconciliation of Adjusted EBITDA to net income (loss), the most comparable GAAP financial measure (in thousands):

(unaudited)
Year Ended December 31, 2020
Net (loss)	$(10,500)
Income tax expense	12,532
Stock-based compensation	21,355
Interest expense	11,598
Special Adjustments, Interest income and other(1)	(1,503)
Depreciation and amortization	23,806

Adjusted EBITDA	$57,288

(1)	Includes (a) 1.0 million of proceeds from settlements related to a historical acquisition and (b) severance expenses of $0.6 million.

Non-GAAP Net Income. We define Non-GAAP Net Income as net income (loss) less stock-based compensation, amortization of intangible assets related to acquisitions, non-recurring adjustments, and certain tax adjustments. The following table provides a reconciliation of Non-GAAP Net Income to net income (loss), the most comparable GAAP financial measure (in thousands):

(unaudited)
Year Ended December 31, 2020
Net (loss)	$(10,500)
Stock-based compensation expense	21,355
Amortization of intangible assets	16,376
Non-recurring adjustments	(372)
Income tax effect of non-GAAP adjustments*	(1,380)

Non-GAAP net income	$25,479

Income per share — diluted	$(0.14)
Non-GAAP income per share — diluted	$0.31
GAAP diluted shares outstanding:
Weighted average number of shares used in computing net income per share, diluted	73,241
Non-GAAP diluted shares outstanding:
Number of shares used in computing Non-GAAP net income per share, diluted	83,000

*	The income tax effect of non-GAAP adjustments is affected by the U.S. valuation allowance.

A-1

Free Cash Flow. We define Free Cash Flow as cash flow provided by operating activities less capital expenditures. The following table provides a reconciliation of Free Cash Flow to net cash provided by operating activities, the most comparable GAAP financial measure (in thousands):

(unaudited)
Year Ended December 31, 2020
Net cash provided by operating activities	$32,882
Capital expenditures	(6,093)

Free Cash Flow	$26,789

A-2

Appendix B

ALTAIR ENGINEERING INC.

2021 EMPLOYEE STOCK PURCHASE PLAN

1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Companies with an opportunity to purchase Common Stock through accumulated Contributions. The Company intends for the Plan to have two components: a component that is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code (the “423 Component”) and a component that is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Code (the “Non-423 Component”). The provisions of the 423 Component, accordingly, will be construed so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code. An option to purchase shares of Common Stock under the Non-423 Component will be granted pursuant to rules, procedures or sub-plans adopted by the Administrator designed to achieve tax, securities laws, or other objectives for Eligible Employees and the Company. Except as otherwise provided herein or as determined by the Administrator to be necessary to comply with Applicable Laws or otherwise to be in the Company’s best interests, the Non-423 Component will operate and be administered in the same manner as the 423 Component.

2. Definitions.

(a) “Administrator” means the Board or any Committee designated by the Board to administer the Plan pursuant to Section 14.

(b) “Affiliate” means any entity, other than a Subsidiary, in which the Company has an equity or other ownership interest.

(c) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where options are, or will be, granted under the Plan.

(d) “Board” means the Board of Directors of the Company.

(e) “Change in Control” means the occurrence of any of the following events:

(i) A change in the ownership of the Company which occurs on the date that any one Person, or more than one Person acting as a group, acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control. Further, if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event shall not be considered a Change in Control under this subsection (i). For this purpose, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities;

(ii) A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii) A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a “change in control event” within the meaning of Section 409A of the Code, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the Persons who held the Company’s securities immediately before such transaction.

(f) “Code” means the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code will include such section, any valid regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(g) “Committee” means a committee of the Board appointed in accordance with Section 14 hereof.

(h) “Common Stock” means the Class A common stock of the Company.

(i) “Company” means Altair Engineering Inc., a Delaware corporation, or any successor thereto.

(j) “Compensation” means, with respect to any Participant and with respect to each pay period, the base salary or regular hourly wages (including, for the sake of clarity, any 13th month/14th month payments or similar amounts as determined under local laws for Participants employed outside of the United States), excluding any cash or equity compensation other than base salary or regularly wages, including, without limitation, incentive cash compensation and equity compensation incentive payments. The Administrator may, in its sole discretion, on a uniform and nondiscriminatory basis, establish a different definition of Compensation for any subsequent Offering Period, consistent with the requirements of Section 423 of the Code for Offerings under the 423 Component. In addition, the Administrator may establish a different definition of Compensation for any subsequent Offering Period for the Non-423 Component, and shall have the authority to interpret which components of remuneration constitute Compensation for Participants employed outside of the United States.

(k) “Contributions” means the payroll deductions and other additional payments that the Company may permit to be made by a Participant to fund the exercise of options granted pursuant to the Plan.

(l) “Designated Company” means any Subsidiary or Affiliate that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan. For purposes of the 423 Component, only the Company and its Subsidiaries may be Designated Companies, provided, however that at any given time, a Subsidiary that is a Designated Company under the 423 Component shall not be a Designated Company under the Non-423 Component.

(m) “Director” means a member of the Board.

(n) “Eligible Employee” means: (1) for purposes of any Offering under the 423 Component of the Plan, any individual who is a common law employee providing services to the Company or a Designated Company and is customarily employed for at least 20 hours per week and more than 5 months in any calendar year by the Employer, or any lesser number of hours per week and/or number of months in any calendar year as may be established by the Administrator; and (2) for purposes of any Offering under the Non-423 Component of the Plan, any individual who is an employee providing services to the Company or a Designated Company as determined under the Applicable Laws of the particular jurisdiction; provided, the Company may, in its sole discretion, exclude certain employees (e.g., temporary employees, part-time employees, fixed-term employees) to the extent permitted under the Applicable Laws of the particular jurisdiction. For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence that the Employer approves or is legally protected under Applicable Laws. Where the period of leave exceeds 3 months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated 3 months and 1 day following the commencement of such leave. The Administrator may, in its discretion, from time to time, prior to an Enrollment Date for all options to be granted on such Enrollment Date in an Offering, determine (for each Offering under the 423 Component, on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulation Section 1.423-2) that the definition of Eligible Employee will or will not include an individual if he or she: (i) has not completed at least 2 years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (ii) customarily works not more than 20 hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (iii) customarily works not more than 5 months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), (iv) is a highly compensated employee within the meaning of Section 414(q) of the Code, or (v) is a highly compensated employee within the meaning of Section 414(q) of the Code with compensation above a certain level or is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act, provided the exclusion is applied with respect to an Offering under the 423 Component in an identical manner to all highly compensated individuals of the Employer whose Eligible Employees are participating in that Offering. Each exclusion shall be applied with respect to an Offering under the 423 Component in a manner complying with U.S. Treasury Regulation Section 1.423-2(e)(2)(ii). Such exclusions may be applied with respect to an Offering under the Non-423 Component without regard to the limitations of Treasury Regulation Section 1.423-2.

(o) “Employer” means the employer of the applicable Eligible Employee(s).

(p) “Enrollment Date” means the first Trading Day of an Offering Period.

(q) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

(r) “Exercise Date” means the last Trading Day of the Purchase Period. Notwithstanding the foregoing, in the event that an Offering Period is terminated prior to its expiration pursuant to Section 20(a), the Administrator, in its sole discretion, may determine that any Purchase Period also terminating under such

Offering Period will terminate without options being exercised on the Exercise Date that otherwise would have occurred on the last Trading Day of such Purchase Period.

(s) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) if the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market of The NASDAQ Stock Market, its Fair Market Value will be the closing sales price (or the closing bid, if no sales were reported) for such stock as quoted on such exchange or system on the immediately preceding Trading Day, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) if the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value will be the mean between the high bid and low asked prices for the Common Stock on the immediately preceding Trading Day (or if no bids and asks were reported on that date, as applicable, on the last Trading Day such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) in the absence of an established market for the Common Stock, the Fair Market Value thereof will be determined in good faith by the Administrator.

The determination of fair market value for purposes of tax withholding may be made in the Administrator’s discretion subject to Applicable Laws and is not required to be consistent with the determination of Fair Market Value for other purposes. Notwithstanding the foregoing, the Administrator may use an alternative definition of Fair Market Value in lieu of the above, to the extent such alternative definition is compliant with Applicable Laws including, with respect to the 423 Component, Section 423 of the Code.

(t) “Fiscal Year” means a fiscal year of the Company.

(u) “New Exercise Date” means a new Exercise Date if the Administrator shortens any Offering Period then in progress.

(v) “Offering” means an offer under the Plan of an option that may be exercised during an Offering Period as further described in Section 4. For purposes of the Plan, the Administrator may designate separate Offerings under the Plan (the terms of which need not be identical) in which Eligible Employees of one or more Employers will participate, even if the dates of the applicable Offering Periods of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. To the extent permitted by U.S. Treasury Regulation Section 1.423-2(a)(1), the terms of each Offering under the 423 Component need not be identical provided that the terms of the Plan and an Offering together satisfy U.S. Treasury Regulation Section 1.423-2(a)(2) and (a)(3).

(w) “Offering Period” means a period of no more than 27 months during which an option granted pursuant to the Plan may be exercised, commencing and ending on date(s) specified determined the Administrator. The duration and timing of Offering Periods may be changed pursuant to Sections 4 and 20, provided that no Offering Period shall exceed 27 months.

(x) “Parent” means a “parent corporation” in relation to the Company, as defined in Section 424(e) of the Code, whether now or hereafter existing.

(y) “Participant” means an Eligible Employee that participates in the Plan.

(z) “Person” means any individual, partnership, firm, trust, corporation, limited liability company or other similar entity. When two or more Persons act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of shares of capital stock, such partnership, limited partnership, syndicate or group shall be deemed a “Person”.

(aa) “Plan” means this Altair Engineering Inc. 2021 Employee Stock Purchase Plan.

(bb) “Purchase Period” means a period of up to twelve months, as determined by the Administrator, commencing immediately after one Exercise Date and ending with the next Exercise Date, except that the first Purchase Period of any Offering Period will commence on the Enrollment Date and end with the next Exercise Date.

(cc) “Purchase Price” means an amount equal to a specified percentage of the Fair Market Value on the Enrollment Date or on the Exercise Date, whichever is lower; provided however, that such specified percentage shall be determined prior to the commencement of any Offering Period by the Administrator, shall not be less than 85% nor more than 100%, and shall be subject to compliance with Section 423 of the Code (or any successor rule or provision or any other Applicable Law, regulation or stock exchange rule) and Section 20.

(dd) “Subsidiary” means a “subsidiary corporation” in relation to the Company, as defined in Section 424(e) of the Code, whether now or hereafter existing.

(ee) “Trading Day” means (i) if the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market of The NASDAQ Stock Market, a day on which such exchange or system is open for trading and (ii) if the Common Stock is not so listed, any weekday other than a weekday in which commercial banks in the State of New York are not open for business.

(ff) “U.S. Treasury Regulations” means the Treasury regulations of the Code. Reference to a specific Treasury Regulation shall include such Treasury Regulation, the section of the Code under which such regulation was promulgated, and any comparable provision of any future legislation or regulation amending, supplementing, or superseding such Section or regulation.

3. Eligibility.

(a) Offering Periods. Any Eligible Employee on a given Enrollment Date will be eligible to participate in the Plan, subject to the requirements of Section 5.

(b) Non-U.S. Employees. Eligible Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Plan or an Offering if the participation of such Eligible Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code. In the case of the Non-423 Component, Eligible Employees may be excluded from participation in the Plan or an Offering if the Administrator determines that participation of such Eligible Employees is not advisable or practicable.

(c) Limitations. Any provisions of the Plan to the contrary notwithstanding, no Eligible Employee will be granted an option under the Plan (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or any Parent or Subsidiary of the Company and/or hold outstanding options to purchase such stock possessing 5% or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent or Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any Parent or Subsidiary of the Company accrues at a rate, which exceeds $25,000 worth of stock (determined at the Fair Market Value of the stock at the time such option is granted) for each calendar year in which such option is outstanding at any time, as determined in accordance with Section 423 of the Code and the regulations thereunder.

4. Offering Periods. The Plan may be implemented by overlapping Offering Periods with each Offering Period commencing on such date as the Administrator will determine. The Administrator will have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future Offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter; provided, however, that no Offering Period may last more than 27 months.

5. Participation. An Eligible Employee may participate in the Plan by (i) submitting to the Company’s stock administration office (or its designee), a properly completed subscription agreement authorizing Contributions in the form determined by the Administrator for such purpose, or (ii) following an electronic or other enrollment procedure determined by the Administrator, in each case on or before a date determined by the Administrator prior to an applicable Enrollment Date.

6. Contributions.

(a) At the time a Participant enrolls in the Plan pursuant to Section 5, he or she will elect to have Contributions (in the form of payroll deductions or otherwise, to the extent permitted by the Administrator) made on each pay day during the Offering Period in an amount not exceeding (i) 15% of the Compensation that he or she receives on each pay day during the Offering Period, or (ii) a fixed dollar amount of the Compensation that he or she receives on each pay day during the Offer Period that annualizes to $25,000, whichever is lower, or a lesser percentage or dollar amount as determined by the Administrator, in its sole discretion, prior to the commencement of an Offering Period (for illustrative purposes, should a pay day occur on an Exercise Date, a Participant will have any Contributions made on such day applied to his or her account under the then-current Purchase Period or Offering Period). Without limitation of the foregoing, the Administrator may also establish, in its sole discretion, prior to the commencement of an Offering Period, a minimum Contribution that may be made on each pay day during the Offering Period, which may be a fixed dollar amount or percentage of the Compensation that a Participant receives on each pay day during the Offering Period. The Administrator, in its sole discretion, may permit all Participants in a specified Offering to contribute amounts to the Plan through payment by cash, check or other means set forth in the subscription agreement prior to each Exercise Date of each Purchase Period. A Participant’s subscription agreement will remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

(b) In the event Contributions are made in the form of payroll deductions, such payroll deductions for a Participant will commence on the first pay day following the Enrollment Date and will end on the last pay day on or prior to the last Exercise Date of such Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 10 hereof.

(c) All Contributions made for a Participant will be credited to his or her account under the Plan and Contributions will be made in whole percentages of his or her Compensation only. A Participant may not make any additional payments into such account, except as may be permitted by Section 6(a) or Section 6(f).

(d) A Participant may discontinue his or her participation in the Plan as provided under Section 10. During a Purchase Period, a Participant may not increase or decrease the rate of his or her Contributions, unless otherwise determined by the Administrator as set forth below in this Section 6(d). In order to effect any such decrease during a Purchase Period, a Participant shall (i) properly complete and submit to the Company’s stock administration office (or its designee), a new subscription agreement authorizing the change in Contribution rate in a form and manner prescribed by the Administrator for such purpose, or (ii) follow such electronic or other procedures as may be prescribed by the Administrator, in each case on or before a date determined by the Administrator prior to an applicable Exercise Date. If a Participant has not followed such procedures to change the rate of Contributions, the rate of his or her Contributions will continue at the originally elected rate throughout the Offering Period and future Offering Periods and Purchase Periods (unless properly modified as set forth herein or terminated as provided in Section 10). The Administrator may, in its sole discretion, amend the nature and/or number of Contribution rate changes that may be made by Participants during any Offering Period or Purchase Period, and may establish other conditions or limitations as it deems appropriate for Plan administration. Any change in payroll deduction rate made pursuant to this Section 6(d) will be effective in accordance with policies approved by the Administrator in its sole discretion.

(e) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(d), a Participant’s Contributions may be decreased to 0% at any time during a Purchase Period. Subject to Section 423(b)(8) of the Code and Section 3(d) hereof, Contributions will recommence at the rate originally elected by the Participant effective as of the beginning of the first Purchase Period scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10.

(f) Notwithstanding any provisions to the contrary in the Plan, the Administrator may allow Participants to participate in the Plan via cash contributions instead of payroll deductions if (i) payroll deductions are not permitted under Applicable Laws, (ii) the Administrator determines that cash contributions are permissible for Participants participating in the Section 423 Component, or (iii) the Participants are participating in the Non-423 Component.

(g) At the time an option under the Plan is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of (or any other time that a taxable event related to the Plan occurs), the Participant must make adequate provision for the Company’s or Employer’s federal, state, local or any other tax liability payable to any authority including taxes imposed by jurisdictions outside of the U.S., national insurance, social security or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock (or any other time that a taxable event related to the Plan occurs). At any time, the Company or the Employer may, but will not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company or the Employer to meet applicable withholding obligations, including any withholding required to make available to the Company or the Employer any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Eligible Employee. In addition, the Company or the Employer may, but will not be obligated to, withhold from the proceeds of the sale of Common Stock or any other method of withholding the Company or the Employer deems appropriate to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f).

7. Grant of Option. On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period will be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing such Eligible Employee’s Contributions accumulated prior to such Exercise Date and retained in the Eligible Employee’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event will an Eligible Employee be permitted to purchase during each Purchase Period more than 1,000 (or such lesser number as the Administrator shall determine in advance of an Offering Period) shares of Common Stock (subject to any adjustment pursuant to Section 19) and provided further that such purchase will be subject to the limitations set forth in Sections 3(c) and 13 and in the subscription agreement. An Eligible Employee shall be deemed to have accepted the grant of such option with respect to any Offering Period under the Plan, by electing to participate in the Plan in accordance with the requirements of Section 5. Exercise of the option will occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10. The option will expire upon close of the Company’s business on the last Trading Day of the Offering Period.

8. Exercise of Option.

(a) Unless a Participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares of Common Stock will be exercised automatically on each Exercise Date, and the maximum number of full shares subject to the option will be purchased for such Participant at the applicable Purchase Price with the accumulated Contributions from his or her account. No fractional shares of Common Stock will be purchased; any Contributions accumulated in a Participant’s account, which are not sufficient to purchase a full share will be retained in the Participant’s account for the subsequent Purchase Period or Offering Period, as applicable, subject to earlier withdrawal by the Participant as provided in Section 10. Any other funds left over in a Participant’s account after the Exercise Date will be returned to the Participant. During a Participant’s lifetime, a Participant’s option to purchase shares hereunder is exercisable only by him or her.

(b) If the Administrator determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares of Common Stock available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion (x) provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect or (y) provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 20. The Company may make a pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date.

9. Delivery. As soon as reasonably practicable after each Exercise Date on which a purchase of shares of Common Stock occurs, the Company will arrange the delivery to each Participant of the shares purchased upon exercise of his or her option in a form determined by the Administrator (in its sole discretion) and pursuant to rules established by the Administrator. The Company may permit or require that shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares. No Participant will have any voting, dividend, or other stockholder rights with respect to shares of Common Stock subject to any option granted under the Plan until such shares have been purchased and delivered to the Participant as provided in this Section 9.

10. Withdrawal.

(a) A Participant may withdraw all but not less than all the Contributions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by (i) submitting to the Company’s stock administration office (or its designee) a written notice of withdrawal in a form and manner prescribed by the Administrator for such purpose, or (ii) following an electronic or other withdrawal procedure determined by the Administrator. The Administrator may set forth a deadline of when a withdrawal must occur to be effective prior to a given Exercise Date in accordance with policies it may approve from time to time. All of the Participant’s Contributions credited to his or her account will be paid to such Participant promptly after receipt of notice of withdrawal and such Participant’s option for the Offering Period will be automatically terminated, and no further Contributions for the purchase of shares will be made for such Offering Period. If a Participant withdraws from an Offering Period, Contributions will not resume at the beginning of the succeeding Offering Period, unless the Participant re-enrolls in the Plan in accordance with the provisions of Section 5.

(b) A Participant’s withdrawal from an Offering Period will not have any effect on his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or in succeeding Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.

11. Termination of Employment. Upon a Participant’s ceasing to be an Eligible Employee, for any reason, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to such

Participant’s account during the Offering Period but not yet used to purchase shares of Common Stock under the Plan will be returned to such Participant, or, in the case of his or her death, to the person or persons entitled thereto under Section 15, and such Participant’s option will be automatically terminated. Unless otherwise provided by the Administrator, a Participant whose employment transfers between entities through a termination with an immediate rehire (with no break in service) by the Company or a Designated Company shall not be treated as terminated under the Plan; however, no Participant shall be deemed to switch from an Offering under the Non-423 Component to an Offering under the 423 Component or vice versa unless (and then only to the extent) such switch would not cause the 423 Component or any Option thereunder to fail to comply with Section 423 of the Code.

12. Interest. No interest will accrue on the Contributions of a participant in the Plan, except as may be required by Applicable Law, as determined by the Company, and if so required by the laws of a particular jurisdiction, shall, with respect to Offerings under the 423 Component, apply to all Participants in the relevant Offering, except to the extent otherwise permitted by U.S. Treasury Regulation Section 1.423-2(f).

13. Stock.

(a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of Common Stock that will be made available for sale under the Plan will be 3,200,000 shares of Common Stock. Any shares of Common Stock delivered under the Plan may consist, in whole or in part, of authorized and unissued shares of Common Stock, treasury shares of Common Stock, or shares of Common Stock purchased on the open market.

(b) Until the shares of Common Stock are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a Participant will have only the rights of an unsecured creditor with respect to such shares, and no right to vote or receive dividends or any other rights as a stockholder will exist with respect to such shares.

(c) Shares of Common Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant or, upon the Participant’s request and with the consent of the Administrator, in the name of the Participant and his or her spouse.

14. Administration. The Plan will be administered by the Board or a Committee appointed by the Board, which Committee will be constituted to comply with Applicable Laws. The Administrator will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to delegate ministerial duties to any of the Company’s employees or third party servicers, to designate separate Offerings under the Plan, to designate Subsidiaries and Affiliates as participating in the 423 Component or Non-423 Component, to determine eligibility, to adjudicate all disputed claims filed under the Plan and to establish such procedures that it deems necessary for the administration of the Plan (including, without limitation, to adopt such procedures, sub-plans and appendices to the subscription agreement as are necessary or appropriate to permit the participation in the Plan by employees who are foreign nationals or employed outside the U.S., the terms of which sub-plans and appendices may take precedence over other provisions of this Plan, with the exception of Section 13(a), but unless otherwise superseded by the terms of such sub-plan or appendix, the provisions of this Plan shall govern the operation of such sub-plan or appendix). Unless otherwise determined by the Administrator, the Eligible Employees eligible to participate in each sub-plan will participate in a separate Offering or in the Non-423 Component, unless such designation would cause the 423 Component to violate the requirements of Section 423 of the Code. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation, handling of Contributions, making of Contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates that vary with applicable local requirements. The Administrator also is authorized to determine that, to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f), the terms of an option granted under the Plan or an Offering to citizens or residents of a non-U.S. jurisdiction will be less favorable than the terms of options granted under the Plan or the same Offering to employees resident solely in the U.S. Every finding, decision and determination made by the Administrator will, to the full extent permitted by law, be final and binding upon all parties.

15. Transferability. Neither Contributions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 16 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

16. Designation of Beneficiary.

(a) If permitted by the Administrator, a Participant may file a designation of a beneficiary who is to receive any shares of Common Stock and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such Participant of such shares and cash. In addition, if permitted by the Administrator, a Participant may file a designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the option. If a Participant is married and the designated beneficiary is not the spouse, spousal consent will be required for such designation to be effective.

(b) Such designation of beneficiary may be changed by the Participant at any time by notice in a form determined by the Administrator. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company will deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Administrator may designate.

(c) All beneficiary designations will be in such form and manner as the Administrator may designate from time to time. Notwithstanding Sections 16(a) and (b) above, the Company and/or the Administrator may decide not to permit such designations by Participants in non-U.S. jurisdictions to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f).

17. Use of Funds. The Company may use all Contributions received or held by it under the Plan for any corporate purpose, and the Company will not be obligated to segregate such Contributions except under Offerings or for Participants in the Non-423 Component for which Applicable Laws require that Contributions to the Plan by Participants be segregated from the Company’s general corporate funds and/or deposited with an independent third party. Until shares of Common Stock are issued, Participants will have only the rights of an unsecured creditor with respect to such shares.

18. Reports. Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to participating Eligible Employees at least annually, which statements will set forth the amounts of Contributions, the Purchase Price and the number of shares of Common Stock purchased and the remaining cash balance, if any.

19. Adjustments, Dissolution, Liquidation, Merger or Change in Control.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property, but excluding any regular quarterly cash dividend should the

Company institute a policy of paying regular quarterly cash dividends), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Stock occurs, the Administrator, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number and class of Common Stock that may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each option under the Plan that has not yet been exercised, and the numerical limits of Sections 7 and 13.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a New Exercise Date, and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date will be before the date of the Company’s proposed dissolution or liquidation. The Administrator will notify each Participant in writing or electronically, prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

(c) Merger, Consolidation, or Change in Control. In the event of a merger, consolidation or Change in Control, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation, unless the successor corporation refuses to assume or substitute the option. If the successor corporation refuses to assume or substitute the option, the Offering Period with respect to which the option relates can be shortened by the Administrator by setting a New Exercise Date on which the Offering Period will end. In such event, (i) the New Exercise Date will occur before the effective date of the merger, consolidation, or Change in Control and (ii) prior to the New Exercise Date, the Administrator will provide each Participant with written notice, which may be electronic, of the new Purchase Date and that the Participant’s option will be exercised automatically on such date, unless, before such time, the Participant has withdrawn from the Offering in accordance with Section 10. Alternatively, in the event of a merger, consolidation, or Change in Control, the Administrator can terminate the current Offering Period and refund accumulated payroll deductions to Participants. In the event the Company spins-off a business, options granted under the Plan held by Participants who are employed by the spun-off business shall be terminated and any accumulated payroll deductions shall be refunded.

20. Amendment or Termination.

(a) The Administrator, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Administrator, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Common Stock on the next Exercise Date (which may be sooner than originally scheduled, if determined by the Administrator in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 19). If the Offering Periods are terminated prior to expiration, all amounts then credited to Participants’ accounts that have not been used to purchase shares of Common Stock will be returned to the Participants (without interest thereon, except as otherwise required under Applicable Laws, as further set forth in Section 12 hereof) as soon as administratively practicable.

(b) Without stockholder consent and without limiting Section 20(a), the Administrator will be entitled to change the Offering Periods or Purchase Periods, designate separate Offerings, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit Contributions in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed Contribution elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with Contribution amounts, and establish such other limitations or procedures as the Administrator determines, in its sole discretion, to be advisable, provided that they are consistent with the Plan.

(c) In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i) amending the Plan to conform with the safe harbor definition under the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto), including with respect to an Offering Period underway at the time;

(ii) altering the Purchase Price for any Offering Period or Purchase Period including an Offering Period or Purchase Period underway at the time of the change in Purchase Price;

(iii) shortening any Offering Period or Purchase Period by setting a New Exercise Date, including an Offering Period or Purchase Period underway at the time of the Administrator action;

(iv) reducing the maximum percentage of Compensation a Participant may elect to set aside as Contributions; and

(v) reducing the maximum number of Shares a Participant may purchase during any Offering Period or Purchase Period.

Such modifications or amendments will not require stockholder approval or the consent of any Participants.

21. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22. Conditions Upon Issuance of Shares. Shares of Common Stock will not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto will comply with all applicable provisions of law, domestic or foreign, including, without limitation, the U.S. Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23. Code Section 409A. The 423 Component of the Plan is intended to be exempt from the application of Code Section 409A, and, to the extent not exempt, is intended to comply with Code Section 409A, and any ambiguities herein (whether respect to the 423 Component or the Non-423 Component) will be interpreted to so be exempt from, or comply with, Code Section 409A. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Administrator determines that an option granted under the Plan may be subject to Code Section 409A or that any provision in the Plan would cause an option under the Plan to be subject to Code Section 409A, the Administrator may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action the Administrator determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with Code Section 409A, but only to the extent any such amendments or action by the Administrator would not violate Code Section 409A. Notwithstanding the foregoing, the Company, and any Parent, Subsidiary, or Affiliate, shall have no liability to a Participant or any other party if the option to purchase Common Stock under the Plan that is intended to be exempt from or compliant with Code Section 409A is not so exempt or compliant or for any action taken by the Administrator with respect thereto. The Company makes no representation that the option to purchase Common Stock under the Plan is compliant with Code Section 409A.

24. Term of Plan. The Plan will become effective upon the occurrence of both its adoption by the Board and its approval by the stockholders of the Company. It will continue in effect for a term of 10 years, unless sooner terminated under Section 20.

25. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within 12 months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

26. Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except its choice of law provisions).

27. No Right to Employment. Participation in the Plan by a Participant shall not be construed as giving a Participant the right to be retained as an employee of the Company or a Subsidiary or Affiliate, as applicable. Furthermore, the Company or a Subsidiary or Affiliate may dismiss a Participant from employment at any time, free from any liability or any claim under the Plan.

28. Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable for any reason in any jurisdiction or as to any Participant, such invalidity, illegality or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as to such jurisdiction or Participant as if the invalid, illegal or unenforceable provision had not been included.

29. Compliance with Applicable Laws. The terms of this Plan are intended to comply with all Applicable Laws and will be construed accordingly.

ALTAIR ENGINEERING INC. 1820 EAST BIG BEAVER ROAD TROY, MICHIGAN 48083 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 19, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ALTR2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 19, 2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D47975-P50479 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY ALTAIR ENGINEERING INC. The Board of Directors recommends you vote FOR the following: 1. Election of Director (for Class I to serve until the 2024 Annual Meeting of Stockholders). Nominee: For Against Abstain 1a. Mary Boyce [    ] [    ] [    ] The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2. Vote to approve the Company’s 2021 Employee Stock Purchase Plan. [    ] [    ] [    ] 3. To vote, on an advisory basis, on the compensation of the Company’s named executive officers. [    ] [    ] [    ] 4. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2021. [    ] [    ] [    ] NOTE: Such other business as may properly come before the meeting or any adjournment thereof. You may attend the Annual Meeting via the Internet and vote online at www.virtualshareholdermeeting.com/ALTR2021. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. D47976-P50479 ALTAIR ENGINEERING INC. Annual Meeting of Stockholders May 20, 2021 1:00 PM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) David Simon and Raoul Maitra, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ALTAIR ENGINEERING INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 1:00 PM, EDT on May 20, 2021. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side